EXHIBIT 99.4


        Report of Independent Registered Certified Public Accounting Firm


To the Board of Directors and Stockholders of Ocwen Financial Corporation:

We have completed an integrated audit of Ocwen Financial Corporation's 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements
---------------------------------

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, of comprehensive income
(loss), of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Ocwen Financial Corporation and its subsidiaries (the "Company") at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, on January 1, 2002, the Company changed its method of accounting for goodwill and intangible assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," and on July 1, 2003, its classification of Capital Securities in accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity."

Internal control over financial reporting
-----------------------------------------

Also, in our opinion, management's assessment, included in Management's Report on Internal Control over Financial Reporting (not presented herein), appearing under item 9A of Ocwen Financial Corporation's 2004 Annual Report on Form 10-K/A, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the COSO. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Bankhaus Oswald Kruber KG ("BOK") and Ocwen Fulfillment Operations LLC ("OFO") from its assessment of internal control over financial reporting as of December 31, 2004 because BOK and OFO were acquired by the Company in purchase business combinations during 2004. We have also excluded BOK and OFO from our audit of internal control over financial reporting. BOK and OFO are wholly-owned subsidiaries whose total combined assets and total revenues represent 1.8% and 0.07%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2004.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP
West Palm Beach, Florida
March 15, 2005 with respect to our opinion on the consolidated financial statements, except as to the effects of reclassification of 2004, 2003, and 2002 amounts for reportable segments as discussed in Notes 8, 10, and 26, as to which the date is September 15, 2005, and May 2, 2005 with respect to our opinions relating to internal control over financial reporting

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)

                                                                                   December 31,   December 31,
                                                                                       2004           2003
                                                                                   ------------   ------------
ASSETS
    Cash and amounts due from depository institutions ..........................   $    171,645   $    229,606
    Interest earning deposits ..................................................        116,206            324
    Trading securities, at fair value
        Investment grade securities ............................................         86,215          6,679
        Subordinates and residuals .............................................         39,527         42,841
    Real estate ................................................................         18,732        103,943
    Affordable housing properties ..............................................          5,641          7,410
    Loans, net .................................................................          3,792         28,098
    Match  funded  assets  (including  advances  on loans  serviced  for
     others  of $276,626 in 2004 and $105,788 in 2003) .........................        280,760        130,087
    Premises and equipment, net ................................................         37,440         41,943
    Advances on loans and loans serviced for others ............................        240,430        374,769
    Mortgage servicing rights ..................................................        131,409        166,495
    Receivables ................................................................        126,719         74,315
    Other assets ...............................................................         68,977         33,608
                                                                                   ------------   ------------
        Total assets ...........................................................   $  1,327,493   $  1,240,118
                                                                                   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
    LIABILITIES
        Deposits ...............................................................   $    301,299   $    446,388
        Escrow deposits ........................................................        125,977        116,444
        Match funded liabilities ...............................................        244,327        115,394
        Lines of credit and other secured borrowings ...........................         50,612        150,384
        Debt securities ........................................................        231,249         56,249
        Accrued interest payable ...............................................          6,173          4,789
        Accrued expenses, payables and other liabilities .......................         36,218         31,926
                                                                                   ------------   ------------
           Total liabilities ...................................................        995,855        921,574
                                                                                   ------------   ------------

    Minority interest in subsidiaries ..........................................          1,530          1,286

    COMMITMENTS AND CONTINGENCIES (NOTE 27)

    STOCKHOLDERS' EQUITY
        Common stock, $0.1 par value; 200,000,000 shares authorized;
         62,739,478 and 67,467,220 shares issued and outstanding at
         December 31, 2004 and December 31, 2003, respectively .................            627            675
        Additional paid-in capital .............................................        181,336        225,559
        Retained earnings ......................................................        148,133         90,409
        Accumulated other comprehensive income (loss), net of taxes ............             12            615
                                                                                   ------------   ------------
        Total stockholders' equity .............................................        330,108        317,258
                                                                                   ------------   ------------
           Total liabilities and stockholders' equity ..........................   $  1,327,493   $  1,240,118
                                                                                   ============   ============

        The accompanying notes are an integral part of these consolidated financial statements.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

                                                                                   For the Years Ended December 31,
                                                                              -----------------------------------------
                                                                                 2004           2003           2002
                                                                              -----------    -----------    -----------
REVENUE
    Servicing and related fees ............................................   $   160,062    $   139,744    $   127,787
    Vendor management fees ................................................        46,986         29,842         18,299
    Gain (loss) on trading and match funded securities, net ...............          (537)         3,344          7,012
    Valuation gains (losses) on real estate ...............................        (5,110)        (7,430)       (35,002)
    Gain (loss) on sales of real estate ...................................         1,556            466          4,098
    Operating income (loss) from real estate ..............................           605          5,128          7,864
    Gain (loss) on debt repurchases .......................................            --           (445)        (1,461)
    Other income ..........................................................        19,465          6,848          5,415
                                                                              -----------    -----------    -----------
        Non-interest revenue ..............................................       223,027        177,497        134,012
                                                                              -----------    -----------    -----------
    Interest income .......................................................        23,676         24,122         37,235
    Interest expense ......................................................        30,364         38,716         55,762
                                                                              -----------    -----------    -----------
        Net interest income (expense) before provision for loan losses ....        (6,688)       (14,594)       (18,527)
    Provision for loan losses .............................................        (1,881)        (2,684)        13,629
                                                                              -----------    -----------    -----------
        Net interest income (expense) after provision for loan losses .....        (4,807)       (11,910)       (32,156)
                                                                              -----------    -----------    -----------
           Total revenue ..................................................       218,220        165,587        101,856
                                                                              -----------    -----------    -----------

NON-INTEREST EXPENSE
    Compensation and employee benefits ....................................        87,284         72,221         77,778
    Occupancy and equipment ...............................................        15,933         13,159         11,843
    Technology and communication costs ....................................        26,049         21,121         25,270
    Loan expenses .........................................................        27,313         14,252         12,605
    Loss (gain) on investments in affordable housing properties ...........          (255)           285         21,915
    Writeoff of excess of purchase price over net assets acquired .........            --             --          2,231
    Professional services and regulatory fees .............................        26,589         26,054         16,383
    Other operating expenses ..............................................        10,069         10,409          9,601
                                                                              -----------    -----------    -----------
        Non-interest expense ..............................................       192,982        157,501        177,626
                                                                              -----------    -----------    -----------

Distributions on Capital Securities .......................................            --          3,058          6,287
                                                                              -----------    -----------    -----------

Income (loss) before minority interest, income taxes and effect of change
 in accounting principle ..................................................        25,238          5,028        (82,057)
Minority interest in net income (loss) of consolidated subsidiaries .......          (162)          (492)           (99)
Income tax expense (benefit) ..............................................       (32,324)           748          2,983
                                                                              -----------    -----------    -----------
    Net income (loss) before effect of change in accounting principle .....        57,724          4,772        (84,941)
Effect of change in accounting principle, net of taxes ....................            --             --         16,166
                                                                              -----------    -----------    -----------
    Net income (loss) .....................................................   $    57,724    $     4,772    $   (68,775)
                                                                              ===========    ===========    ===========

EARNINGS (LOSS) PER SHARE
  Basic
    Net income (loss) before effect of change in accounting principle .....   $      0.88    $      0.07    $     (1.26)
    Effect of change in accounting principle, net of taxes ................            --             --           0.24
                                                                              -----------    -----------    -----------
    Net income (loss) .....................................................   $      0.88    $      0.07    $     (1.02)
                                                                              ===========    ===========    ===========

  Diluted
    Net income (loss) before effect of change in accounting principle .....   $      0.82    $      0.07    $     (1.26)
    Effect of change in accounting principle, net of taxes ................            --             --           0.24
                                                                              -----------    -----------    -----------
    Net income (loss) .....................................................   $      0.82    $      0.07    $     (1.02)
                                                                              ===========    ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  Basic ...................................................................    65,811,697     67,166,888     67,321,299
  Diluted .................................................................    73,197,255     68,063,873     67,321,299

        The accompanying notes are an integral part of these consolidated financial statements.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                             (Dollars in thousands)

                                                                                   For the Years Ended December 31,
                                                                              -----------------------------------------
                                                                                 2004           2003           2002
                                                                              -----------    -----------    -----------
Net income (loss) .........................................................   $    57,724    $     4,772    $   (68,775)
Other comprehensive income (loss), net of taxes
    Net change in unrealized foreign currency translation loss (net of tax benefit (expense) of $354, $(459) and $43 for 2004, 2003 and 2002,
     respectively) ........................................................          (603)           661             75
                                                                              -----------    -----------    -----------
Comprehensive income (loss) ...............................................   $    57,121    $     5,433    $   (68,700)
                                                                              ===========    ===========    ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 and 2002
                    (Dollars in thousands, except share data)

                                                                                                    Accumulated
                                                                                                       Other
                                                    Common Stock         Additional                Comprehensive
                                                --------------------      Paid-in      Retained    Income (loss),
                                                  Shares      Amount      Capital      Earnings     Net of Taxes       Total
                                                ----------   -------    -----------   ----------   --------------    ----------
Balances at December 31, 2001 ...............   67,289,313   $   673    $   224,142   $  154,412   $         (121)   $  379,106
Net loss ....................................           --        --             --      (68,775)              --       (68,775)
Exercise of common stock options ............       32,937        --            214           --               --           214
Directors' compensation .....................       17,523        --             98           --               --            98
Other comprehensive income, net of taxes
  Change in unrealized foreign currency
   translation gain .........................           --        --             --           --               75            75
                                                ----------   -------    -----------   ----------   --------------    ----------
Balances at December 31, 2002 ...............   67,339,773       673        224,454       85,637              (46)      310,718
Net income ..................................           --        --             --        4,772               --         4,772
Issuance of restricted common stock awards
  to employees ..............................      236,461         2            955           --               --           957
Repurchase of common stock ..................     (500,000)       (5)        (2,257)          --               --        (2,262)
Exercise of common stock options ............      359,419         4          2,325           --               --         2,329
Directors' compensation .....................       31,567         1             82           --               --            83
Other comprehensive income, net of taxes
  Change in unrealized foreign currency
   translation gain .........................           --        --             --           --              661           661
                                                ----------   -------    -----------   ----------   --------------    ----------
Balances at December 31, 2003 ...............   67,467,220       675        225,559       90,409              615       317,258
Net income ..................................           --        --             --       57,724               --        57,724
Issuance of restricted common stock awards
 to employees ...............................      203,088         2            624           --               --           626
Repurchase of common stock ..................   (5,481,100)      (55)       (49,394)          --               --       (49,449)
Exercise of common stock options ............      543,260         5          4,341           --               --         4,346
Directors' compensation .....................        7,010        --            206           --               --           206
Other comprehensive income, net of taxes
  Change in unrealized foreign currency
   translation gain .........................           --        --             --           --             (603)         (603)
                                                ----------   -------    -----------   ----------   --------------    ----------
Balances at December 31, 2004 ...............   62,739,478   $   627    $   181,336   $ 148,133    $           12    $  330,108
                                                ==========   =======    ===========   ==========   ==============    ==========

        The accompanying notes are an integral part of these consolidated financial statements.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                                   For the Years Ended December 31,
                                                                              -----------------------------------------
                                                                                 2004           2003           2002
                                                                              -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) .........................................................   $    57,724    $     4,772    $   (68,775)
Adjustments to reconcile net income (loss) to net cash provided
 (used) by operating activities
  Net cash provided (used) by trading activities ..........................       (75,067)        20,807        186,511
  Premium amortization (discount accretion) on securities, net ............        (1,319)         2,402          1,469
  Amortization of servicing rights ........................................        96,036         93,558         58,153
  Depreciation and amortization ...........................................        13,345         13,530         11,887
  Provision for loan losses ...............................................        (1,881)        (2,684)        13,629
  Valuation (gains) losses on real estate .................................         5,110          7,430         35,002
  (Gain) loss on trading and match funded securities, net .................           537         (3,344)        (7,012)
  Provisions for losses on affordable housing properties ..................            --            432         21,294
  (Gain) loss on sale of real estate ......................................        (1,556)          (466)        (4,098)
  (Gain) loss on sale of affordable housing properties ....................          (965)        (1,050)          (444)
  (Gain) loss on repurchase of debt .......................................            --            445          1,461
  Effect of change in accounting principle before taxes ...................            --             --        (15,000)
  (Increase) decrease in match funded advances and advances on
    loans serviced for others, net ........................................       (36,499)       (92,532)        (4,945)
  (Increase) decrease in receivables, net .................................       (52,404)         4,584         20,845
  (Increase) decrease in other assets, net ................................       (35,369)        (4,281)         8,394
  Increase (decrease) in accrued expense, interest payable and
   other liabilities, net .................................................         5,676          3,612         (5,439)
  Other, net ..............................................................         3,345            143         (3,766)
                                                                              -----------    -----------    -----------
Net cash provided (used) by operating activities ..........................       (23,287)        47,358        249,166
                                                                              -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Principal payments received on match funded loans .......................         5,757         13,736         16,490
  Acquisition of match funded loans .......................................        (7,119)            --             --
  Proceeds from sale of match funded loans ................................        21,592             --             --
  Investment in affordable housing properties .............................            --             --         (3,687)
  Proceeds from sale of affordable housing properties .....................           327          5,257         25,017
  Purchase of mortgage servicing rights ...................................       (60,950)       (88,829)      (128,891)
  Proceeds from sale of loans .............................................            --         30,153         60,118
  Principal payments received on loans ....................................        38,750         28,337         45,014
  Purchases, originations and funded commitments on loans, net ............       (16,478)        (6,201)       (21,722)
  Capital improvements to real estate .....................................        (2,682)        (8,837)        (9,340)
  Proceeds from sale of real estate .......................................        70,504         17,573        105,743
  Additions to premises and equipment .....................................        (7,594)       (10,353)       (12,802)
  Acquisition of subsidiaries .............................................        (2,482)            --             --
                                                                              -----------    -----------    -----------
Net cash provided (used) by investing activities ..........................        39,625        (19,164)        75,940
                                                                              -----------    -----------    -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
                             (Dollars in thousands)

                                                                                   For the Years Ended December 31,
                                                                              -----------------------------------------
                                                                                 2004           2003           2002
                                                                              -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in deposits and escrow deposits .....................      (135,556)        51,876       (219,487)
  Proceeds from (repayment of) securities sold under agreement
   to repurchase ..........................................................            --             --        (79,405)
  Proceeds from (repayments of) lines of credit and other secured
   borrowings, net ........................................................       (79,772)        67,638         (7,793)
  Proceeds from issuance (repayments) of match funded liabilities, net ....       128,933        (31,677)        (9,837)
  Issue (repayment) of debt securities, net ...............................       175,000        (77,420)       (77,095)
  Exercise of common stock options ........................................         2,427          1,334            103
  Repurchase of common stock ..............................................       (49,449)        (2,262)            --
                                                                              -----------    -----------    -----------
Net cash provided (used) by financing activities ..........................        41,583          9,489       (393,514)
                                                                              -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents ......................        57,921         37,683        (68,408)
Cash and cash equivalents at beginning of year ............................       229,930        192,247        260,655
                                                                              -----------    -----------    -----------
Cash and cash equivalents at end of year ..................................   $   287,851    $   229,930    $   192,247
                                                                              ===========    ===========    ===========

RECONCILIATION OF CASH AND CASH EQUIVALENTS AT END OF YEAR
  Cash and amounts due from depository institutions .......................   $   171,645    $   229,606    $    76,598
  Interest-earning deposits ...............................................       116,206            324         30,649
  Federal funds sold and repurchase agreements ............................            --             --         85,000
                                                                              -----------    -----------    -----------
                                                                              $   287,851    $   229,930    $   192,247
                                                                              ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for
  Interest ................................................................   $    28,980    $    41,362    $    61,163
  Income tax refunds (payments) ...........................................       (16,610)          (869)         2,444

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
  Assumption of line of credit by purchaser of real estate ................        20,000             --             --
  Exchange of loans for real estate .......................................         4,771             --             --
  Accounts receivable from sale of affordable housing properties ..........         2,535          2,767         44,591
  Real estate acquired through foreclosure ................................            --            161          9,492
  Exchange of real estate for loan ........................................            --             --          9,153

ACQUISITION OF BUSINESSES
  Fair value of assets acquired ...........................................       (21,850)            --             --
  Fair value of liabilities assumed .......................................        11,170             --             --
                                                                              -----------    -----------    -----------
  Cash paid ...............................................................       (10,680)            --             --
  Less cash acquired ......................................................         8,198             --             --
                                                                              -----------    -----------    -----------
  Net cash acquired (paid) for assets .....................................   $    (2,482)            --             --
                                                                              ===========    ===========    ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         Ocwen Financial Corporation ("OCN") is a financial services holding company engaged in a variety of business activities related to residential and commercial mortgage servicing, real estate asset management, asset recovery, business process outsourcing and the marketing and sales of technology solutions to third parties. We also specialize in the related development of loan servicing technology and software for the mortgage and real estate industries. Our consolidated financial statements include the accounts of OCN and its subsidiaries. OCN owns directly and indirectly all of the outstanding common and preferred stock of its primary subsidiaries, Ocwen Federal Bank FSB (the "Bank"), Investors Mortgage Insurance Holding Company ("IMI"), Ocwen Technology Xchange, Inc. ("OTX"), Ocwen Asset Investment Corp. ("OAC") and Ocwen Financial Solutions Pvt. Limited ("India"). In 2002, we formed Global Servicing Solutions, LLC ("GSS"). We own 70% of GSS with the remaining 30% minority interest held by ML IBK Positions, Inc. ("Merrill Lynch"). We have eliminated all significant intercompany transactions and balances in consolidation.

         The Bank is currently a federally chartered savings bank regulated by the Office of Thrift Supervision ("OTS"), however, we have filed an application with the OTS to turn in the Bank's thrift charter and terminate its status as a federal savings bank. See Note 22 for additional information.

RECLASSIFICATION

         Certain amounts included in our 2003 and 2002 consolidated financial statements have been reclassified to conform to the 2004 presentation.

CONSOLIDATED STATEMENTS OF CASH FLOWS

         For purposes of reporting cash flows, our cash and cash equivalents include cash on hand, interest-bearing and non-interest-bearing deposits and all investments in highly liquid debt instruments that we purchased with an original maturity of three months or less. Cash flows associated with items we intended as hedges of identifiable transactions or events are classified in the same category as the cash flows from the items being hedged.

SHORT-TERM HIGHLY LIQUID INVESTMENTS

         Our short-term highly liquid investments generally consist of federal funds sold and assets we purchased under agreements to resell. We invest in these assets to maximize the return on liquid funds. At December 31, 2004 and 2003, we had no short-term highly liquid investments. The average balance of our investment in federal funds sold and assets purchased under agreements to resell amounted to $155,519 and $125,732 during 2004 and 2003, respectively.

         The Federal Reserve System requires that the Bank maintain non-interest-earning cash reserves against certain of its transaction accounts and time deposit accounts. Such reserves totaled $13,740 and $9,383 at December 31, 2004 and 2003, respectively.

TRADING SECURITIES

         We currently account for our investment grade, residual and subordinate securities as trading. We report securities in our statement of financial condition at fair value. We report changes in fair value in income in the period of change. We determine fair value based on either third party dealer quotations, where available, or internal values. Our internal valuations are determined using industry standard third party software or internally developed models. Expected future cash flows are estimated using assumptions such as discount rates, prepayment speeds and expected losses. Discount rates for the subordinate and residual securities range from 11% to 30%, and are determined based upon an assessment of general market conditions. The prepayment and loss assumptions are projected based on a comparison to actual historical performance curves.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         Interest income on subordinate and residual securities is recognized through an "effective yield" method, with changes in expected future cash flows reflected in the yield on a prospective basis as required by Emerging Issues Task Force ("EITF") 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". The prospective yield that is used to determine interest income is re-calculated each time the expected future cash flows change or the actual cash flows differ from projections. The newly calculated yield is used in the accrual of interest income for subsequent reporting periods.

LOANS

         We report loans at amortized cost, less an allowance for loan losses, discounts, deferred loan fees and undisbursed loan funds. We defer loan origination fees and certain direct loan origination costs and recognize them over the lives of the related loans as a yield adjustment that we include in interest income using the interest method applied on a loan-by-loan basis. We accrue interest income as it is earned. We place loans on non-accrual status after being delinquent greater than 89 days or earlier if the borrower is deemed by management to be unable to continue performance. When we place a loan on non-accrual status, we reverse interest accrued but not received. In addition, we suspend the amortization of deferred loan fees when we place a loan on nonaccrual status. We return loans to accrual status only when we reinstate the loan and have no doubt regarding ultimate collectibility. We report as interest income, gains on loans resolved and discharged through repayment of the loan in full or at a negotiated amount.

         In situations where we foreclose upon the collateral, we transfer the loans to real estate upon receipt of title to the property.

ALLOWANCE FOR LOAN LOSSES

         We maintain the allowance for loan losses at a level that, based upon our evaluation of known and inherent risks in the portfolio, we consider adequate to provide for probable losses. We establish specific valuation allowances for impaired loans in the amount by which the carrying value, before allowance for probable losses, exceeds the fair value of collateral less costs to dispose on an individual loan basis. In the case of single family residential mortgage loans, we generally evaluate for impairment as homogeneous pools of loans. We consider a loan to be impaired when, based upon current information and events, we believe that we will probably be unable to collect on a timely basis all amounts due according to the contractual terms of the loan agreement. We measure these impaired loans at the fair value of the collateral underlying the loans, less estimated disposal costs. We may leave impaired loans on accrual status during the period we are pursuing repayment of the loan. We place these loans on non-accrual status at such time that either: (i) the loans become 90 days delinquent; or (ii) we determine that the borrower is incapable of, or has ceased efforts toward, curing the cause of the non-payment. We recognize impairment losses through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. When we either sell, transfer to real estate or charge-off an impaired loan, we remove valuation allowance from the allowance for loan losses. Charge-offs occur when we consider loans, or a portion thereof, uncollectible and of such little value that we consider unwarranted their continuance as bankable assets. We base our ongoing evaluation of the allowance for loan losses upon an analysis of the portfolio, historical loss experience, economic conditions and trends, collateral values and other relevant factors. We may make subsequent adjustments to the allowance if these factors differ substantially from the assumptions used in making the evaluation.

MORTGAGE SERVICING RIGHTS

         We acquire mortgage servicing rights, which we record at the price paid. We amortize mortgage servicing assets in proportion to and over the period of estimated net servicing income. We determine estimated net servicing income using the estimated future balance of the underlying mortgage loan portfolio, which, absent new purchases, declines over time from prepayments and scheduled loan amortization. We adjust amortization prospectively in response to changes in estimated projections of future cash flows. We evaluate the mortgage servicing assets for impairment based on the fair value of the servicing assets by strata. We stratify the servicing assets based on loan type. To the extent the carrying value of the servicing assets exceeds their fair value by strata, we establish a valuation allowance, which we may adjust in the future, as the value of the servicing assets increases or decreases. We estimate the fair value of our mortgage servicing rights based on the results of our internal valuation and an external valuation obtained from an independent third party valuation specialist. Our internal valuation is performed using an industry standard model, which calculates the present value of estimated future cash flows utilizing market based assumptions. The more significant assumptions used in our internal valuation include:

     .   Prepayment speeds
     .   Compensating interest expense
     .   Delinquency experience
     .   Discount rate

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

     .   Interest rate used for computing the cost of servicing advances
     .   Interest rate used for computing float income
     .   Cost of servicing

         The significant cash inflows considered in our estimate of future cash flows include servicing fees, late fees, prepayment penalties, float income and other ancillary fees. Significant cash outflows include the cost of servicing, compensating interest payments and the cost of making service advances. Prepayment speeds and delinquency experience are derived from an industry standard model for each strata in our mortgage servicing rights. The discount rate, interest rate for the cost of financing advances, interest rate for float income and the cost of servicing are based on market assumptions provided by our third party valuation specialist. Our impairment analysis is performed after grouping our loans into the seven strata based on loan type, which represent the predominant risk characteristics of the underlying loans. The risk factors used to assign loans to strata include the credit score (FICO) of the borrower, the loan to value ratio, the type of asset (mortgage or non-mortgage) and the default risk. Our strata include:

     .   Subprime
     .   ALT A
     .   High-loan-to-value
     .   Re-performing
     .   Special servicing
     .   Non-residential mortgage
     .   Other

MORTGAGE SERVICING FEES AND ADVANCES ON LOANS SERVICED FOR OTHERS

         We earn fees for servicing mortgage loans. We collect servicing fees, generally expressed as a percent of the unpaid principal balance, from the borrowers' payments. We also include late fees, prepayment penalties, float income and other ancillary fees, net of compensating interest and amortization of servicing assets, in servicing income. During any period in which the borrower is not making payments, we are required under certain servicing agreements to advance our own funds to meet contractual principal and interest remittance requirements for certain investors, pay property taxes and insurance premiums and process foreclosures. We generally recover such advances from borrowers for reinstated and performing loans and from investors for foreclosed loans. We record a charge to earnings to the extent that we estimate that advances are uncollectible under provisions of the servicing contracts, taking into consideration historical loss and delinquency experience, length of delinquency and the amount of the advance.

REAL ESTATE

         We account for real estate properties as held for sale in the period in which all of the following criteria are met:

     . Management, having the authority to approve the action, commits to a plan to sell the asset.
     . The property is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets.
     . An active program to locate a buyer and other actions required to complete the plan to sell the property have been initiated.
     . The sale of the property is probable, and transfer of the asset is expected to qualify for recognition as a completed sale, within one year.
     . The property is being actively marketed for sale at a price that is reasonable in relation to its current fair value.
     . Actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

         If at any time the criteria in this paragraph are no longer met, a real estate property accounted for as held for sale is reclassified and accounted for as held and used. A property that is reclassified is measured at the lower of its (a) carrying amount before it was classified as held for sale, adjusted for any depreciation (amortization) expense that would have been recognized had it been continuously accounted for as held and used, or (b) fair value at the date of the asset is reclassified. A real estate property accounted for as held for sale is not depreciated and is recorded at the lower of its carrying amount or fair value less cost to sell.

         We perform quarterly impairment evaluations of our real estate investments, including consideration of the status of the property vis a vis negotiations for sale to third party buyers. Our assessments of fair value are based on negotiated sales prices with third party

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

buyers where applicable or, if not yet in active negotiations with buyers, external or internally developed appraised values. For properties accounted for as held and used, we recognize an impairment charge to earnings whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. For properties accounted for as held for sale, we recognize decreases in the fair value as a valuation allowance on a property specific basis. We report subsequent increases in fair value as reductions in the valuation allowance, but only to the extent the valuation allowance reaches zero. We charge or credit to income such changes in the valuation allowance.

         For all real estate properties, we charge expenditures for repairs and maintenance to operations as incurred but capitalize significant improvements. We classify leases as operating. We defer fees and costs incurred in the successful negotiation of leases and amortize them on a straight-line basis over the terms of the respective leases. We report rental income on a straight-line basis over the terms of the respective leases. We recognize sales proceeds and related costs with passage of title to the buyer and, in cases where we finance the sale, receipt of sufficient down payment. For properties classified as held and used, we compute depreciation on a straight-line basis over the estimated useful lives of the assets.

         Our investments in real estate partnerships are accounted for under the equity method of accounting. Under the equity method of accounting, we record an investment in the shares or other interests of an investee at cost of the shares or interests acquired and thereafter periodically increase (decrease) the investment by our proportionate share of earnings (losses) of the investee and decrease it by the dividends or distributions that we receive from the investee.

AFFORDABLE HOUSING PROPERTIES

         Affordable housing partnerships own multi-family residential properties that have been allocated tax credits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The obligations of the partnership to sustain qualifying status of the properties covers a 15-year period; however, tax credits generally accrue over a 10-year period on a straight-line basis. We account for investments in affordable housing partnerships that we made on or after May 18, 1995 and in which we invest solely as a limited partner using the equity method. For our limited partnership investments made before this date, we record our receipt of income tax credits and other tax benefits on a level yield basis over the 15-year obligation period and report the tax credits and tax benefits net of amortization of our investment in the limited partnership as a reduction of income tax expense. We consolidate affordable housing partnerships in which we have invested as a limited partner and through a subsidiary act as the general partner, and include them in our consolidated financial statements. For all investments in affordable housing partnerships made after May 18, 1995, we capitalized interest expense and certain direct costs incurred during the pre-operating period.

         We report affordable housing properties for which we have entered into an agreement to sell at the lower of cost or fair value less costs to sell. As of December 31, 2004, our investment in affordable housing properties consists of a 99.9% limited partnership interest in a single property, which we account for using the equity method.

EXCESS OF COST OVER NET ASSETS ACQUIRED

         We report the excess of purchase price over net assets of acquired businesses ("goodwill") at cost. Prior to our adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002, we amortized goodwill on a straight-line basis over the estimated future periods to be benefited, ranging from 3 to 7 years. Effective January 1, 2002 we no longer amortize our goodwill, but we do review the carrying value at least annually for impairment in accordance with the provisions of SFAS No. 142.

         SFAS No. 142 prescribes a methodology for performing the impairment analyses for goodwill and other intangibles. This methodology uses an approach based on fair value of the assets rather than on undiscounted cash flows, as was the case prior to adoption. We perform this analysis using projections of future income discounted at a market rate. The determination of market discount rates is subjective and may vary by product based on the nature of the underlying business, stage of development and sales to date.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

PREMISES AND EQUIPMENT

         We report premises and equipment at cost and, except for land, depreciate them over their estimated useful lives on the straight-line method as follows:

         Buildings                          39 years
         Land improvements                  39 years
         Furniture and fixtures             5 years
         Computer hardware and software     3 years
         Leasehold improvements             Life of the lease, with maximum
                                            lease term of 10 years.

CAPITALIZED SOFTWARE COSTS

         We currently expense all costs attributable to enhancing our technology solutions products. Prior to 2000, we capitalized certain costs, although we expensed costs incurred up to the establishment of technological feasibility as research and development costs. Once the products were made available for general release to customers, we began amortization of the capitalized costs using the straight-line method over the estimated economic lives of the individual products. At each balance sheet date, we perform an impairment analysis by product by comparing unamortized capitalized costs to the net realizable value. An impairment charge is recorded to the extent the unamortized capitalized costs exceed the net realizable value.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

         We periodically enter into sales of securities under agreements to repurchase the same securities. We report repurchase agreements as financings and report the obligations to repurchase securities sold as a liability in our consolidated statements of financial condition. We report all securities underlying repurchase agreements as assets in our consolidated statements of financial condition. Custodians hold these securities in safekeeping.

EXCESS OF NET ASSETS ACQUIRED OVER PURCHASE PRICE

         The effects of our acquisition of OAC in 1999 resulted in a new basis of accounting reflecting fair values of assets and liabilities at the date of acquisition. We reported the excess of assets over the purchase price of acquired net assets ("negative goodwill") resulting from the acquisition at cost and amortized it on a straight-line basis over the estimated future periods to be benefited. Effective January 1, 2002, upon adoption of SFAS No. 142, we reversed the unamortized balance of the excess of net assets acquired over purchase price to income in accordance with the provisions of SFAS No. 141, "Business Combinations". We reported this reversal as the effect of a change in accounting principle. See Note 2 for additional information.

DERIVATIVE FINANCIAL INSTRUMENTS

         We use derivative financial instruments for the purpose of managing our exposure to adverse fluctuations in interest and foreign currency exchange rates. While these instruments are subject to fluctuations in value, such fluctuations are generally offset by the change in value of the underlying exposures being hedged. We do not enter into any derivative financial instruments for trading purposes.

         We record all of our derivative instruments in the statement of financial condition at fair value. We record changes in the fair value of derivatives each period in current earnings or other comprehensive (loss) income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, depending on the type of hedge transaction and the effectiveness of the hedge.

         For hedge transactions of net investments in foreign operations, we record the effective portions of the changes in fair value of the derivative instruments as a cumulative translation adjustment and include as a component of accumulated other comprehensive (loss) income in stockholders' equity.

         For cash-flow hedge transactions in which we hedge the variability of cash flows related to a variable-rate asset, liability or a forecasted transaction, we report the effective portions of the changes in the fair value of the derivative instruments in other comprehensive (loss) income. The gains and losses on the derivative instrument that are reported in other comprehensive
(loss) income are reclassified to earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         We account for all other derivative instruments used for risk management purposes that do not meet the hedge accounting criteria and, therefore, do not qualify for hedge accounting at fair value with changes in fair value recorded in our consolidated statement of operations. We recognize the ineffective portions of all hedges in our current period earnings.

FOREIGN CURRENCY TRANSLATION

         Where the functional currency is not the U.S. dollar, we translate assets and liabilities of foreign entities into U.S. dollars at the current rate of exchange existing at the statement of financial condition date and revenues and expenses at average monthly rates. We include the resulting translation adjustments as a component of accumulated other comprehensive income in stockholders' equity. Where the functional currency of a foreign entity is the U.S. dollar, translation adjustments are included in the results of operations.

INCOME TAXES

         We file consolidated Federal income tax returns with our subsidiaries. Consolidated income tax is allocated among the subsidiaries participating in the consolidated return as if each subsidiary that has one or more subsidiaries filed its own consolidated return and those with no subsidiaries filed separate returns.

         We account for income taxes using the asset and liability method, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Additionally, we adjust deferred taxes for subsequent tax rate changes. We conduct periodic evaluations to determine whether it is more likely than not that some or all of our deferred tax asset will not be realized. Among the factors considered in this evaluation are estimates of future earnings, the future reversal of temporary differences and the impact of tax planning strategies that we can implement if warranted.

BASIC AND DILUTED EARNINGS PER SHARE

         We calculate basic earnings per share based upon the weighted average number of shares of common stock outstanding during the year. We calculate diluted earnings per share based upon the weighted average number of shares of common stock outstanding and all dilutive potential common shares outstanding during the year. The computation of diluted earnings per share includes the impact of the exercise of the outstanding options to purchase common stock using the treasury stock method, which assumes that the proceeds from such issuance are used to repurchase common shares at fair value. If the Company incurs a net loss for the period, we exclude common stock equivalents from the diluted calculation since the common stock equivalents would be antidilutive. The computation of diluted earnings per share also includes the potential shares of converted common stock associated with our contingently convertible notes using the if-converted method. Under the if-converted method, the convertible notes are assumed to have been converted, regardless of whether any of the contingent features have been met, and the resulting shares are included in the denominator (if dilutive). Interest expense applicable to the convertible notes is added back to the numerator (i.e. net income).

COMPREHENSIVE INCOME

         Comprehensive income represents the change in equity of a business enterprise during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to owners. We present comprehensive income beginning with net income and adding the elements of comprehensive income not included in the determination of net income to arrive at comprehensive income. We present accumulated other comprehensive income net of income taxes and include unrealized foreign currency translation gains and losses.

RISKS AND UNCERTAINTIES

         In the normal course of business, we encounter two significant types of risk: economic and regulatory. There are three main components of economic risk: credit risk, market risk and concentration of credit risk. Credit risk is the risk of default on our loan portfolios and derivative financial instruments that results from a borrower's inability or unwillingness to make contractually required payments. Market risk includes interest rate risk, foreign currency exchange rate risk and liquidity risk. We are exposed to interest rate risk to the degree that our interest-bearing liabilities mature or reprice at different speeds, or different bases, than our interest-earning assets. We are exposed to foreign currency exchange rate risk in connection with our investment in non-U.S. dollar functional currency operations and to the extent our foreign exchange positions remain unhedged. Market risk also reflects the risk of declines in the valuation of trading

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

securities, and in the value of the collateral underlying loans and the value of real estate held. Concentration of credit risk refers to the risk that, if we extend a significant portion of the total outstanding credit to borrowers in a specific geographical area or industry or on the security of a specific form of collateral, we may experience disproportionately high levels of default and losses if those borrowers, or the value of such type of collateral, is adversely affected by economic or other factors that are particularly applicable to such borrowers or collateral.

         We are also exposed to liquidity risk. Our business requires substantial cash to support the residential servicing business, including acquisitions of mortgage servicing rights and the unfinanced portion of servicing advances and to fund holding company operations, including our technology solutions products. In general, we finance our operations through operating cash flows and various other sources, including Bank deposits, long-term debt and financing facilities, some of which have 90% advance rates. As we continue to purchase mortgage servicing contracts and fund other core business operations from operating cash flows, we must secure additional capital to support our growth. Failure to secure additional financing sources or to achieve profitable operations could result in a significant adverse effect on our financial position and results of operations.

         The Bank is subject to the regulations of various government agencies. These regulations can and do change significantly from period to period. The Bank also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions resulting from the regulators' judgments based on information available to them at the time of their examination.

         The preparation of financial statements in conformity with generally accepted accounting principles requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly significant in the near or medium term relate to our determination of the allowance for loan losses and our valuation of securities, real estate, affordable housing properties, advances on loans and loans serviced for others, servicing rights, intangibles and our deferred tax asset.

STOCK-BASED COMPENSATION

         In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. Certain provisions of the statement were effective December 31, 2002. We currently account for stock-based compensation under the intrinsic value method set forth in Accounting Principles Board ("APB") Opinion No. 25 and related interpretations. For this reason, the transition guidance of SFAS No. 148 did not have an impact on our consolidated financial position or consolidated results of operations. The Statement did amend existing guidance with respect to required disclosures, regardless of the method of accounting used. As discussed in the "Current Accounting Pronouncements" section below, the FASB issued a revision of SFAS No. 123 in December 2004, which supercedes APB Opinion No. 25 and is effective for the third quarter of 2005.

         We maintain stock-based compensation plans that provide for the granting of stock and stock options to our employees and directors. As indicated above, we account for our stock option plans based on the intrinsic value method set forth in APB Opinion No. 25 and related Interpretations, under which no compensation cost has been recognized, except with respect to stock options that are granted with an exercise price that is less than the fair value of the Company's stock at the date of the grant, as disclosed in the accompanying table. The following table presents net income, basic and diluted earnings per share as reported and pro forma net income and pro forma earnings per share. We have determined pro forma amounts by assuming that compensation costs for our stock option plans had been determined based on the fair value at the grant dates for awards under those plans granted after December 31, 1994, consistent with the method described by SFAS No. 123.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

                                                                                       Years Ended December 31,
                                                                              -----------------------------------------
                                                                                 2004           2003           2002
                                                                              -----------    -----------    -----------
NET INCOME
  Net income (loss) as reported ...........................................   $    57,724    $     4,772    $   (68,775)
    Add stock-based compensation expense included in reported net
     income, net of tax ...................................................           823            797            599
    Deduct total stock-based employee compensation expense
     determined under fair value based method for all awards, net of tax ..        (2,668)        (1,559)        (1,344)
                                                                              -----------    -----------    -----------
  Pro forma net income (loss) .............................................   $    55,879    $     4,010    $   (69,520)
                                                                              ===========    ===========    ===========

BASIC EPS
  As reported .............................................................   $      0.88    $      0.07    $     (1.02)
  Pro forma ...............................................................   $      0.85    $      0.06    $     (1.03)

DILUTED EPS
  As reported .............................................................   $      0.82    $      0.07    $     (1.02)
  Pro forma ...............................................................   $      0.80    $      0.06    $     (1.03)

         We estimate the fair value of our option grants using the Black-Scholes option-pricing model with the following assumptions:

                                                                                 2004           2003           2002
                                                                              -----------    -----------    -----------
Expected dividend yield ...................................................          0.00%          0.00%          0.00%
Expected stock price volatility ...........................................         43.00          48.00          62.00
Risk-free interest rate ...................................................          3.61%          3.25%          2.73%
Expected life of options ..................................................       5 years        5 years        5 years

CURRENT ACCOUNTING PRONOUNCEMENTS

         SFAS No. 123 (R), "Share-Based Payment". This Statement was issued by the FASB on December 16, 2004 and is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". This Statement also supersedes APB Opinion No. 25 and its related implementation guidance.

         SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The fair value of an award is not re-measured after its initial estimation on the grant date (except in the case of a liability award or if the award is subsequently modified). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). The notes to financial statements will disclose information to assist users of financial information to understand the nature of share-based payment transactions and the effects of those transactions on the financial statements.

         SFAS No. 123 (R) eliminates the alternative to use Opinion 25's intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued. Under APB Opinion No. 25, issuing stock options to employees generally resulted in recognition of no compensation cost, except with respect to options that were granted with an exercise price that was less than fair value of the stock at the date of grant.

         This Statement is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005, which in our case is the beginning of the third quarter of 2005. SFAS 123 (R) applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         As of the required effective date, all public entities will apply this Statement using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under Statement 123 for either recognition or pro forma disclosures. For periods before the required effective date, public entities may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by SFAS No. 123.

         We have not yet determined which transition method we will apply or the cumulative effect of initially adopting this Statement. We have determined that awards we have granted to date will be classified as equity awards (versus liability awards) because their terms contain service conditions. Therefore, the fair value of these awards will not be re-measured after our initial estimation on the grant date. As disclosed in the "Stock-Based Compensation" section above, we currently account for our stock option plans based on the intrinsic value method set forth in APB Opinion No. 25. Therefore, we anticipate that the amount of compensation expense we recognize in connection with our stock option awards will increase under the fair value based method of SFAS No. 123 and 123(R).

         Earnings Per Share - An Amendment of SFAS No. 128. In December 2004, the FASB decided to defer the issuance of a final standard on EPS until 2005. When issued, the provisions of the final standard will be effective in 2005 and will require retrospective application for all prior periods presented. When computing diluted EPS for year-to-date periods, companies will be required to use the year-to-date average stock price to compute the number of treasury shares that could theoretically be purchased with the proceeds from exercise of share contracts such as options or warrants. The year-to-date computation would be performed independently from the quarterly computations. The old method required companies to calculate an average of the potential incremental common shares computed for each quarter when computing year-to-date incremental shares. This will apply to Ocwen as we use the treasury stock method to determine the number of incremental shares from the assumed exercise of stock options to be included in the denominator of diluted EPS computations. Under the treasury stock method, the proceeds from the assumed exercise of options are assumed to be used to purchase common stock at the average market price during the period. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) are included in the denominator of the diluted EPS computation.

         EITF Issue 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share". EITF Issue 04-8 was approved on September 30, 2004 and provides guidance as to when the dilutive effect of contingently convertible debt should be included in diluted earnings per share. The EITF reached the conclusion that the potential shares of stock associated with contingently convertible debt should be included in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. EITF Issue 04-8 is effective for all periods ending after December 15, 2004 and is to be applied by restating previously reported diluted earnings per share.

         EITF Issue 04-8 did have an impact on our diluted earnings per share computations because of the $175,000 of 3.25% Contingent Convertible Senior Unsecured Notes we issued on July 28, 2004 (see Note 16). Beginning with our 2004 annual financial statements, we have included the potential shares of stock associated with our contingently convertible debt in diluted earnings per share computations using the if-converted method regardless of whether any of the contingent features have been met. See Note 17 for information regarding the effect on diluted EPS.

         FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation was issued in January 2003 and provides guidance with respect to the identification of variable interest entities and when assets, liabilities, noncontrolling interests, and the results of operations of a variable interest entity need to be included in a company's consolidated financial statements. The Interpretation requires consolidation by business enterprises of variable interest entities in certain cases. The factors to be considered in making this determination include the adequacy of the equity of the entity and the nature of the risks, rights and rewards of the equity investors in the entity. The Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. Due to significant implementation concerns, the FASB modified the wording of FIN 46 and issued FIN 46R in December of 2003. FIN 46R deferred the effective date for the provisions of FIN 46 to entities other than Special Purpose Entities ("SPEs") until financial statements issued for periods ending after March 15, 2004. SPEs are subject to the provisions of either FIN 46 or FIN 46R as of December 15, 2003. As of December 31, 2004, we are a limited partner in one partnership that developed low-income housing properties. We do not consolidate this partnership but rather record our investment in it using the equity method of accounting. As of December 31, 2004, our investment in such limited partnership amounted to $5,641. In addition, we had a loan to this partnership with a net book value of $3,198 at December 31, 2004. FIN 46R did not have a significant impact on our consolidated financial statements because prior to its adoption we had already recorded our 99.9% limited partnership interest in this affordable housing property.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         Statement of Position 03-3, "Accounting or Certain Loans or Debt Securities Acquired in a Transfer" ("SOP 03-3"). SOP 03-3 was issued in December 2003 and is effective for loans acquired on or after January 1, 2005. Our net investment in loans at December 31, 2004 amounted to $3,792; therefore, it is expected that the application of SOP 03-3 will not have a significant impact on our consolidated financial statements.

NOTE 2 EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

         We adopted SFAS No. 142 effective January 1, 2002. As a result, in accordance with the provisions of SFAS No. 141, we reversed the unamortized balance of negative goodwill we had originally recorded in connection with our acquisition of OAC. This reversal resulted in a credit to income of $18,333. The impact from the adoption of other elements of SFAS No. 142 resulted in our recording impairment charges of $3,333 on goodwill and intangible assets originally recorded in connection with the formation of REALSynergy, Inc. in 1999. These amounts have been reported, net of an income tax benefit of $1,166, in 2002 as the effect of a change in accounting principle of $16,166. The negative goodwill and the effect of the change in accounting principle related to its reversal were recorded in the Corporate Items and Other Segment.

NOTE 3 ACQUISITIONS

         On September 30, 2004, we acquired Bankhaus Oswald Kruber KG ("BOK") a German bank, for $9,737, including acquisition costs. Our primary objectives in acquiring BOK were to diversify our funding sources and to establish a platform to provide services to our multinational client base. The results of operations of BOK are included in our consolidated income statement beginning on October 1, 2004. The excess of the purchase price over the fair value of the net assets acquired (goodwill) related to this transaction is $3,694. We also recorded $1,741 of intangible assets, none of which are subject to amortization. As of December 31, 2004 BOK had assets of $23,043, of which $10,699 were interest earning deposits, and total liabilities of $10,919.

         On December 31, 2004, we acquired a residential mortgage fulfillment center and due diligence operation, including staff, facilities and systems, for approximately $1,000. The objective of this acquisition was to enhance our ability to provide mortgage fulfillment and due diligence services to others. We simultaneously entered into a one-year renewable contract to provide these services to the seller. We have recorded approximately $700 of intangible assets as a result of this acquisition, all of which are subject to amortization.

NOTE 4 FAIR VALUE OF FINANCIAL INSTRUMENTS

         A majority of our assets, liabilities and off-balance sheet instruments and commitments are considered financial instruments. For the majority of our financial instruments, principally loans and deposits, fair values are not readily available since there are no available trading markets as characterized by current exchanges between willing parties. Accordingly, fair values can only be derived or estimated using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of estimated future cash flows is inherently subjective and imprecise. In addition, for those financial instruments with option-related features, prepayment assumptions are incorporated into the valuation techniques. Minor changes in assumptions or estimation methodologies can have a material effect on these derived or estimated fair values.

         The fair values reflected below are indicative of the interest rate environments as of December 31, 2004 and 2003, and do not take into consideration the effects of interest rate fluctuations. In different interest rate environments, fair value results can differ significantly, especially for certain fixed-rate financial instruments and non-accrual assets. In addition, the fair values presented do not attempt to estimate the value of our fee generating businesses and anticipated future business activities. In other words, they do not represent our value as a going concern. Furthermore, the differences between the carrying amounts and the fair values presented may not be realized.

         Reasonable comparability of fair values among financial institutions is difficult due to the wide range of permitted valuation techniques and numerous estimates that must be made in the absence of secondary market prices. This lack of objective pricing standards introduces a degree of subjectivity to these derived or estimated fair values. Therefore, while disclosure of estimated fair values of financial instruments is required, readers are cautioned in using this data for purposes of evaluating our financial condition.

         The methodologies used and key assumptions made to estimate fair value, the estimated fair values determined and recorded carrying values follow:

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

CASH AND CASH EQUIVALENTS

         We have valued cash and cash equivalents at their carrying amounts as these are reasonable estimates of fair value given the relatively short period of time between origination of the instruments and their expected realization.

TRADING SECURITIES

         We adjust our securities portfolio to fair value within a range based on third party dealer quotations, where available, and internal values, subject to an internal review process. For those securities that do not have an available market quotation we will request market values and underlying assumptions from the various securities dealers that underwrote, are currently financing the securities, or have had prior experience with the type of security to be valued. When we obtain quotations from two or more dealers, we generally use the average dealer quote.

LOANS AND MATCH FUNDED LOANS

         We estimate the fair value of our performing loans based upon quoted market prices for similar whole loan pools. We base the fair value of our non-performing loans on estimated cash flows discounted using a rate commensurate with the risk associated with the estimated cash flows. We estimate the fair value of our match funded loans and our loans based upon current market yields at which recent pools of similar mortgages have traded taking into consideration the timing and amount of expected cash flows.

ADVANCES ON LOANS AND LOANS SERVICED FOR OTHERS

         We value advances we make on our loans and loans we service for others at their carrying amounts because they have no stated maturity and do not bear interest.

RECEIVABLES

         The carrying value of receivables approximates fair value because of the relatively short period of time between their origination and realization. Certain long-term receivables are carried at a discounted value that we believe approximates fair value.

DEPOSITS AND ESCROWS

         The fair value of our demand deposits, savings accounts, money market deposits and escrow deposits is the amount payable on demand at the reporting date. We estimate the fair value of fixed-maturity certificates of deposit by discounting the required cash payments at the market rates offered for deposits with similar maturities on the respective financial statement dates.

BORROWINGS

         We base the fair value of our match funded liabilities and debt securities on quoted market prices. The fair value of our other borrowings, including obligations outstanding under lines of credit, approximates carrying value because these borrowings are either short-term or bear interest at a rate that is adjusted regularly based on a market index.

DERIVATIVE FINANCIAL INSTRUMENTS

         We base the fair values of our derivative financial instruments on quoted market prices.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

LOAN COMMITMENTS

         The fair values of loan commitments are estimated considering the difference between interest rates on the respective financial statement dates and the committed rates.

         The carrying amounts and the estimated fair values of our financial instruments are as follows:

                                                             December 31, 2004         December 31, 2003
                                                          -----------------------   -----------------------
                                                           Carrying       Fair       Carrying       Fair
                                                             Value        Value        Value        Value
                                                          ----------   ----------   ----------   ----------
Financial assets:
    Interest earning and non-interest earning cash ....   $  287,851   $  287,851   $  229,930   $  229,930
    Trading securities ................................      125,742      125,742       49,520       49,520
    Loans, net ........................................        3,792        3,870       28,098       29,407
    Match funded assets ...............................      280,760      280,760      130,087      128,860
    Advances on loans and loans serviced for others ...      240,430      240,430      374,769      374,769
    Receivables .......................................      126,719      126,719       74,315       74,315
Financial liabilities:
    Deposits ..........................................      301,299      303,622      446,388      452,015
    Escrow deposits ...................................      125,977      125,977      116,444      116,444
    Match funded liabilities ..........................      244,327      244,327      115,394      115,401
    Lines of credit and other secured borrowings ......       50,612       50,612      150,384      150,384
    Debt securities ...................................      231,249      228,003       56,249       55,581
Derivative financial instruments:
    British Pound futures .............................          301          301         (737)        (737)
    Canadian Dollar futures ...........................          109          109          (34)         (34)
Other:
    Loan commitments (1) ..............................           --           35           --          451

(1) Our loan commitment represents the unfunded portion of a loan commitment to our affordable housing limited partnership.

NOTE 5 TRADING SECURITIES

         The fair value of our trading securities are as follows at December 31:

                                                                                    2004           2003
                                                                                ------------   ------------
Investment grade securities:
    U.S. Government and sponsored enterprise securities .....................   $      1,594   $      6,679
    Collateralized mortgage obligations (AAA-rated) .........................         81,466             --
    Bonds and debentures ....................................................          3,155             --
                                                                                ------------   ------------
                                                                                $     86,215   $      6,679
                                                                                ============   ============
Subordinates and residual securities:
    Single family residential
         BB-rated subordinates ..............................................   $        256   $        579
         B-rated subordinates ...............................................            435            580
         Unrated subordinates ...............................................            217            222
         Unrated subprime residuals .........................................         35,276         38,883
                                                                                ------------   ------------
                                                                                      36,184         40,264
    Nonresidential unrated subordinates .....................................          3,343          2,577
                                                                                ------------   ------------
                                                                                $     39,527   $     42,841
                                                                                ============   ============

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         A profile of the maturities of our trading securities at December 31, 2004 follows. Mortgage-backed securities are included based on their weighted-average maturities, reflecting anticipated future prepayments.

                                                 Investment Grade Securities      Subordinates and Residuals
                                                -----------------------------   -----------------------------
                                                   Weighted                        Weighted
                                                Average Yield    Fair Value     Average Yield    Fair Value
                                                -------------   -------------   -------------   -------------
Due within one year..........................            2.63%  $      61,095           17.59%  $      10,300
Due after 1 through 5 years..................            3.10          24,939           17.05          21,851
Due after 5 through 10 years.................            4.00             181           21.44           6,023
Due after 10 years...........................              --              --           24.60           1,353
                                                                -------------                   -------------
                                                                $      86,215                   $      39,527
                                                                =============                   =============

         Realized and unrealized gains on trading and match funded securities for the years ended December 31, 2004, 2003 and 2002 were comprised of the following:

                                                                  2004             2003             2002
                                                              -------------    -------------    -------------
Unrealized gains (losses):
    Trading securities.....................................   $      (1,067)   $       3,226    $       1,727
    Match funded securities................................              --             (248)             293
                                                              -------------    -------------    -------------
                                                                     (1,067)           2,978            2,020
                                                              -------------    -------------    -------------
Realized gains:
    Trading securities.....................................             530              366            4,992
                                                              -------------    -------------    -------------
                                                              $        (537)   $       3,344    $       7,012
                                                              =============    =============    =============

         Our subordinate and residual securities at December 31, 2004, 2003 and 2002 include retained interests with a fair value of $907, $1,346 and $1,465, respectively, from securitizations of our loans completed in prior years. We have not securitized any loans since 1999.

NOTE 6 MATCH FUNDED ASSETS

         Our match funded assets are comprised of the following at December 31:

                                                                                    2004             2003
                                                                               -------------    -------------
Match funded advances on loans serviced for others:
    Principal and interest.................................................    $     107,102    $      54,516
    Taxes and insurance....................................................          107,710           30,176
    Other..................................................................           61,814           21,096
                                                                               -------------    -------------
                                                                                     276,626          105,788
                                                                               -------------    -------------
Match funded loans:
    Commercial loans.......................................................            4,134               --
    Single family residential loans........................................               --           24,393
    Allowance for loan losses..............................................               --              (94)
                                                                               -------------    -------------
                                                                                       4,134           24,299
                                                                               -------------    -------------
                                                                               $     280,760    $     130,087
                                                                               =============    =============

         Match funded advances on loans serviced for others resulted from the transfer of certain advances on loans serviced for others to third parties under two lending facilities. The second lending agreement is the result of the advance securitization completed in November 2004. According to the terms of the agreements, we retain the option, at any time, to purchase from the transferee up to 5% under one agreement and up to 20% under the other agreement of the aggregate advances outstanding and the right to select the specific advances to be repurchased. Accordingly, we retain control of the advances and therefore the transfer did not qualify as a sale for accounting purposes. As a result, the proceeds we received from the transfer are reported as a secured borrowing with pledge of collateral (match funded liabilities) in our consolidated statement of financial condition. See Note 14 - "Match Funded Liabilities".

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         Commercial match funded loans held by our GSS subsidiary in Japan resulted from the transfer, on a non-recourse basis, of an undivided 100% participation interest in certain real estate loans to a Japanese subsidiary of Merrill Lynch on March 30, 2004 in exchange for cash. The transfer did not qualify as a sale for accounting purposes as we did not meet all of the conditions for surrender of control over the transferred loans. Accordingly, we report the amount of proceeds we received from the transfer as a secured borrowing with pledge of collateral (match funded liabilities).

         We acquired single-family residential match funded loans in connection with our acquisition of OAC in 1999. OAC had previously securitized these loans in 1998 and transferred them to a real estate mortgage investment conduit, which then issued two classes of notes secured by the loans. The transfer did not qualify as a sale for accounting purposes since we retained effective control of the loans transferred. Accordingly, we reported the proceeds that we received from the transfer as a liability (match funded liabilities). Each class of the notes was subject to redemption at our option when the remaining aggregate principal balance of the loans had declined to less than 20% of the initial aggregate principal balance of the loans at the transfer date. During the third quarter of 2004, we exercised our option to redeem the notes (match funded liabilities) thereby causing the termination and liquidation of the trust. Upon redemption of the notes, the loans were released from the Trust and were sold by us to a third party.

NOTE 7 REAL ESTATE

         Our real estate assets consisted of the following at December 31:

                                                                      2004             2003
                                                                 -------------    -------------
Properties accounted for as held and used (1)
    Office building .........................................    $          --    $      37,553
    Retail ..................................................               --           43,460
                                                                 -------------    -------------
                                                                            --           81,013
                                                                 -------------    -------------

Properties accounted for as held for sale (2)
    Retail ..................................................            8,827           10,657
    Hotel ...................................................               --            6,171
    Land.....................................................              844               --
    Single family residential................................              515              882
                                                                 -------------    -------------
                                                                        10,186           17,710
                                                                 -------------    -------------

Total investment in real estate properties ..................           10,186           98,723

Investment in real estate partnerships (3)...................            8,546            5,220
                                                                 -------------    -------------
                                                                 $      18,732    $     103,943
                                                                 =============    =============

(1) Properties accounted for as held and used at December 31, 2003 consisted of an office building and one shopping mall, both located in Florida. These properties were sold in 2004 for a net gain of $759.

(2) Properties accounted for as held for sale at December 31, 2004 primarily consisted of one retail shopping center in Halifax, Nova Scotia. In February 2005, we sold the subsidiary that held our investment in the shopping center. At December 31, 2003, properties classified as held for sale were comprised primarily of the retail shopping center in Halifax, and one hotel located in Michigan. During 2004, we sold the hotel for a gain of $351.

(3) Consists of interests in two limited partnerships operating as real estate ventures, consisting of multi-family type properties. At December 31, 2003 we also had loans with combined net book value of $4,771 ($6,811 before discount and allowance for loan losses) due from one of the real estate ventures. During 2004, we forgave these loans to the venture in exchange for an increased investment in the partnership.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         The following schedule presents the activity, in aggregate, in the valuation allowance on our real estate classified as held for sale for the years ended December 31:

                                                     2004             2003             2002
                                                -------------    -------------    -------------
Balance at beginning of year.................   $       1,279    $       4,591    $      19,098
Provision for losses.........................           3,059              (96)          19,685
Charge-offs..................................             (37)          (2,459)          (5,304)
Sales........................................          (1,146)            (757)          (7,835)
Basis adjustment (1).........................              --               --          (21,053)
                                                -------------    -------------    -------------
Balance at end of year.......................   $       3,155    $       1,279    $       4,591
                                                =============    =============    =============

(1) Our shopping mall property, which we had held for more than one year, was being repositioned for future sale. This valuation allowance had been established to carry this asset at the lower of cost or fair value less estimated costs to sell. Under SFAS No. 144, which became effective in 2002, we began accounting for this property as held for use, and we applied the valuation allowance as a reduction of cost.

         We recorded impairment charges on properties, while classified as held and used, of $946, $7,526 and $14,549 during 2004, 2003 and 2002, respectively.
In addition, we recorded impairment charges on our real estate partnership interests of $1,105 and $768 during 2004 and 2002, respectively.

NOTE 8 RESIDENTIAL SERVICING

         Under contractual servicing agreements with investors, we service mortgage and non-mortgage loans that we do not own. The total unpaid principal balance of such loans we serviced for others was $34,524,491 and $37,697,318 at December 31, 2004 and 2003, respectively, and is excluded from our consolidated statements of financial condition. We similarly exclude from our statements of financial condition funds representing collections of principal and interest we have received from borrowers that are on deposit with an unaffiliated bank. Those funds amounted to $867,884 and $1,429,986 at December 31, 2004 and 2003, respectively. Servicing fees and other servicing-related income we earned on loans we serviced for others, net of servicing rights amortization, amounted to $122,817, $118,313 and $118,250 for the years ended December 31, 2004, 2003 and
2002, respectively. These net fees are included in servicing and other fees in our consolidated statements of operations. In general, these servicing agreements include guidelines and procedures for servicing the loans, including servicing, remittance and reporting requirements, among other provisions.

         We earn servicing and sub-servicing income primarily on mortgage loans secured by real estate in 50 states. At December 31, 2004, the geographic distribution based on the unpaid principal balance of the loans we serviced was as follows:

                                                         Amount (1)       No. of loans (1)
                                                        -------------     ----------------
California..........................................    $   7,903,488               41,158
Florida.............................................        2,660,650               26,196
New York............................................        2,319,472               15,370
Texas...............................................        1,757,856               25,040
Illinois............................................        1,679,636               14,586
Other (2)...........................................       18,203,389              197,835
                                                        -------------     ----------------
                                                        $  34,524,491              320,185
                                                        =============     ================

(1) Included 1,338 non-mortgage loans with an unpaid principal balance of $140,757.

(2) Consisted of loans in 45 other states, the District of Columbia, three U.S. territories and one foreign country, none of which aggregated over $1,296,839 in any one state.

         The risk inherent in such concentrations is dependent upon regional and general economic conditions that affect property values.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         The following table summarizes the activity in our servicing rights for the years ended December 31:

                                                    2004             2003             2002
                                                -------------    -------------    -------------
Balance at beginning of year.................   $     166,495    $     171,611    $     100,765
Purchases....................................          60,950           88,829          128,891
Amortization.................................         (96,036)         (93,558)         (58,045)
Impairment...................................              --             (387)              --
                                                -------------    -------------    -------------
Balance at end of year.......................   $     131,409    $     166,495    $     171,611
                                                =============    =============    =============

         At December 31, 2004 and 2003, we estimated the fair value of our servicing rights to be $152,148 and $227,825, respectively, by discounting future underlying loan cash flows. As more fully described in Note 1, the more significant assumptions used in the December 31, 2004 valuation include a discount rate of 18%, constant prepayment speeds ranging from 29% to 42% (depending on loan type), delinquency rates ranging from 2% to 34% (depending on loan type), an interest rate of six-month LIBOR plus 300 basis points for computing the cost of servicing advances and an interest rate of six-month LIBOR for computing float income.

         Advances on loans serviced for others consisted of the following at December 31:

                                                                      2004             2003
                                                                 -------------    -------------
Principal and interest........................................   $      51,782    $     118,024
Taxes and insurance...........................................          94,926          145,507
Other.........................................................          93,375          110,802
                                                                 -------------    -------------
                                                                 $     240,083    $     374,333
                                                                 =============    =============

         Advances on loans serviced for others are net of reserves of $5,212 and $4,002 at December 31, 2004 and 2003, respectively. The $5,212 of reserves at December 31, 2004 include $4,115 to provide for forbearance plan fees and multiple breach fees that may no longer be collectible. Advances on loans serviced for others do not include advances on our loan portfolios of $347 and $436 at December 31, 2004 and 2003, respectively. These advances also do not include advances reported as part of match funded assets. See Note 6.

NOTE 9 PREMISES AND EQUIPMENT

         Our premises and equipment are summarized as follows at December 31:

                                                                      2004             2003
                                                                 -------------    -------------
Computer hardware and software................................   $      67,483    $      61,748
Building......................................................          19,641           19,601
Leasehold improvements........................................          10,508            8,985
Land and land improvements....................................           4,049            4,041
Furniture and fixtures........................................           8,677            8,395
Office equipment and other....................................           3,887            3,572
Less accumulated depreciation and amortization................         (76,805)         (64,399)
                                                                 -------------    -------------
                                                                 $      37,440    $      41,943
                                                                 =============    =============

         Depreciation expense amounted to $12,312, $12,406 and $13,004 for 2004, 2003 and 2002, respectively (of which $2,925, $2,455 and $2,562 for 2004, 2003 and 2002, respectively, related to computer software). Building represents our customer service and collection facility in Orlando, Florida. We used this building as collateral to secure a mortgage in October 2004. See Note 15.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

NOTE 10 RECEIVABLES

         Receivables consisted of the following at the dates indicated:

                                                               December 31,
                                                           --------------------
                                                              2004       2003
                                                           ---------  ---------
Residential Servicing (1)................................  $  24,012  $  17,353
Residential Origination Services.........................      3,455      4,003
Commercial Servicing.....................................      2,736      1,324
Business Process Outsourcing.............................      1,532        969
Ocwen Recovery Group.....................................        341        260
Commercial Assets........................................        192      2,848
Affordable Housing (2)...................................     18,308     25,581
Corporate Items and Other (3)............................     76,143     21,977
                                                           ---------  ---------
                                                           $ 126,719  $  74,315
                                                           =========  =========

(1) Consist principally of fees earned and reimbursable expenses due from investors. Receivables representing fees earned totaled $4,069 and $2,769 at December 31, 2004 and 2003, respectively.

(2) Primarily represents payments to be received in future years of proceeds from the sales of affordable housing properties, net of unaccreted discount of $2,346 and $2,901 at December 31, 2004 and 2003, respectively. Balances are also net of reserves for doubtful accounts of $5,596 and $4,232 at December 31, 2004 and 2003, respectively.

(3) Includes $61,591 and $21,465 of income taxes receivable at December 31, 2004 and 2003, respectively. At December 31, 2004, income taxes receivable includes $56,526 of federal tax refund claims, the payment of which is subject to final approval by the Joint Committee on Taxation of the U.S. Congress. We have agreed with the IRS to extend the statute of limitations with respect to these claims until December 31, 2005, and we currently expect that this approval will be issued prior to that date. The receivable balance at December 31, 2004 also included $6,872 of accrued interest on the federal tax refund claims.

NOTE 11 OTHER ASSETS

Other assets consisted of the following at the dates indicated:

                                                               December 31,
                                                           --------------------
                                                              2004       2003
                                                           ---------  ---------
Deferred tax assets, net (1).............................  $  17,683  $   7,547
Deferred debt related costs, net (2).....................     11,216      3,113
Interest earning insurance collateral deposits (3).......      8,905      8,813
Loans held for resale (4)................................      8,437         --
Interest earning reserve accounts (5)....................      5,850      4,279
Goodwill, net (6)........................................      5,312      1,618
Prepaid expenses.........................................      4,069      3,750
Stocks and mutual funds (7)..............................      2,886         14
Capitalized software development costs, net..............      1,147      2,598
Other....................................................      3,472      1,876
                                                           ---------  ---------
                                                           $  68,977  $  33,608
                                                           =========  =========

(1) Deferred tax assets are net of valuation allowances of $165,927 and $201,445 at December 31, 2004 and 2003, respectively. See Note 19 for additional information regarding deferred tax assets.

(2) Deferred debt related costs at December 31, 2004 include $6,107 of capitalized costs directly related to our issuance of the $175,000 Convertible Notes on July 28, 2004. See Note 16 for additional information regarding the Convertible Notes.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

(3) These deposits were required in order to obtain surety bonds for affordable housing properties that we sold before the end of the fifteen-year tax credit amortization period, and on which we have previously claimed tax credits on our income tax returns. The surety bond is necessary in order to avoid the recapture of those tax credits previously claimed.

(4) Loans originated in response to requests from Residential Servicing customers to refinance their mortgages. Only loans with sales commitments prior to closing are originated under this program. All of these loans were sold in January 2005.

(5) Represents amounts set aside from the proceeds of our match funded advance facilities to provide for possible shortfalls in the funds available to pay certain expenses and interest.

(6) Goodwill at December 31, 2004 includes $3,694 related to our acquisition of BOK on September 30, 2004. See Note 3 for additional information regarding this acquisition.

(7) The balance at December 31, 2004 primarily represents an investment by the Bank in a mutual fund that invests in assets that meet the requirements of the Community Reinvestment Act.

NOTE 12 DEPOSITS

         Our deposits consisted of the following at December 31:

                                                    2004              2003
                                                -------------     -------------
Non-interest-bearing deposits................   $       4,513     $       4,879
NOW and money market checking accounts.......          12,541            18,313
Savings accounts (1).........................           6,574             1,657
                                                -------------     -------------
                                                       23,628            24,849
                                                -------------     -------------

Certificates of deposit (1) (2) (3)..........         277,671           421,657
Unamortized deferred fees....................              --              (118)
                                                -------------     -------------
                                                      277,671           421,539
                                                -------------     -------------
                                                $     301,299     $     446,388
                                                =============     =============

(1) Deposit balances at December 31, 2004 include $4,770 of savings accounts and $6,022 of certificates of deposit held by BOK, a German bank we acquired in 2004. See Note 3 for additional information regarding this acquisition.

(2) At December 31, 2004 and 2003, certificates of deposit included $26,418 and $84,426, respectively, of brokered deposits originated through national, regional and local investment banking firms, which solicit deposits from their customers, all of which are non-cancelable. We have not issued any new brokered certificates of deposit since 2000 and, at this time, do not intend to issue any such deposits in the foreseeable future.

(3) At December 31, 2004 and 2003, certificates of deposit with outstanding balances of $100 or more amounted to $75,899 and $137,746, respectively. Of such deposits at December 31, 2004, $8,800 were from political subdivisions in New Jersey and are secured or collateralized as required under state law.

         The contractual remaining maturity of our certificates of deposit at December 31, 2004 is as follows:

Within one year................................................   $     201,934
Within two years...............................................          46,759
Within three years.............................................          21,617
Within four years..............................................           7,226
Within five years..............................................             135
                                                                  -------------
                                                                  $     277,671
                                                                  =============

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         We amortize deferred fees on certificates of deposit on a straight-line basis over the term of the respective certificates of deposit. Such amortization amounted to $118, $519 and $912 for the years ended December 31, 2004, 2003 and 2002, respectively, and is included in interest expense on deposits. Interest expense we incurred by type of deposit account was as follows for the years ended December 31:

                                                            2004             2003             2002
                                                        -------------    -------------    -------------
NOW accounts and money market checking...............   $         572    $         514    $         527
Savings..............................................              14               14               18
Certificates of deposit..............................          13,048           17,018           26,910
                                                        -------------    -------------    -------------
                                                        $      13,634    $      17,546    $      27,455
                                                        =============    =============    =============

         Accrued interest payable on our deposits amounted to $910 and $1,693 at December 31, 2004 and 2003, respectively.

NOTE 13 ESCROW DEPOSITS

         Escrow deposits on loans we own and on loans we serviced for others consisted of the following at December 31:

                                                                              2004             2003
                                                                         -------------    -------------
Taxes and insurance payments held on loans serviced for others.......    $     105,924    $      96,924
Other escrow deposits................................................           20,053           19,520
                                                                         -------------    -------------
                                                                         $     125,977    $     116,444
                                                                         =============    =============

NOTE 14 MATCH FUNDED LIABILITIES

         Our match funded liabilities are accounted for as secured borrowings with pledges of collateral and were comprised of the following at December 31:

Collateral                                   Interest rate                        2004          2003
------------------------------------------   ------------------------------   -----------   -----------
Advances on loans serviced for others (1)    LIBOR plus 175 basis points      $    90,851   $    94,967
Advances on loans serviced for others (2)    See (2)                              149,342            --
Single family loans (3)                      LIBOR plus 65-70 basis points             --        20,427
Commercial loans (4)                                                                4,134            --
                                                                              -----------   -----------
                                                                              $   244,327   $   115,394
                                                                              ===========   ===========

(1) Under the terms of the agreement, we are eligible to finance additional advances on loans serviced for others up to a maximum balance of $200,000. This facility will mature January 2006.

(2) In November 2004, we executed a servicing advance securitization. This transaction involved the issuance of a term note for $100,000 and a one-year variable funding note for a maximum of $75,000. The term note bears interest at LIBOR plus 50 basis points. The variable funding note bears interest at a commercial paper rate plus a margin that approximates LIBOR plus 53 basis points. Under the terms of the agreement, as of December 31, 2004, we are eligible to finance additional advances on loans serviced for others of $25,658. The term note under this facility has a stated maturity of October 2013. The variable funding note has a stated maturity of November 2010.

(3) During the third quarter of 2004, we exercised our option to redeem the bonds that were secured by single family loans. See Note 6.

(4)      Represents a 100% participation interest held by a third party.

         Match funded liabilities are obligations secured by the collateral underlying the related match funded assets, and are repaid through the cash proceeds arising from those assets.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         At December 31, 2004 and 2003, match funded liabilities had a weighted average interest rate of 3.32% and 2.56%, respectively. Accrued interest payable on our match funded liabilities amounted to $121 and $71 at December 31, 2004 and 2003, respectively. We incurred interest expense on match funded liabilities of $4,923, $5,414 and $6,573 during 2004, 2003 and 2002, respectively.

         Match funded liabilities contain various qualitative and quantitative covenants that, among other things, establish requirements for the monitoring and reporting of specified financial transactions and reporting on defined events affecting the collateral underlying the agreements. We are currently in compliance with these covenants. We are also in discussions with our lenders to amend the lending agreements such that we will not be in default should we succeed in terminating our status as a federal savings bank. We anticipate successful completion of the discussions prior to debanking.

NOTE 15 LINES OF CREDIT AND OTHER SECURED BORROWINGS

Through our subsidiaries we have obtained secured lines of credit from various unaffiliated financial institutions at December 31 as follows:

    Borrowing Type              Collateral             Maturity       Interest Rate (1)        2004            2003
---------------------   --------------------------   -------------   ------------------   -------------   -------------
Line of credit          Advances on loans serviced    March 2004     LIBOR + 200 basis    $          --   $      68,548
                          for others (2)                             points
Line of credit          Advances on loans serviced   October 2004    LIBOR + 200 basis               --           9,386
                          for others (2)                             points
Senior secured credit   Purchased mortgage            April 2005     LIBOR + 162.5 or            24,218          35,321
agreement                 servicing rights and                       225 basis points
                          advances on loans
                          serviced for others (3)
Senior secured credit   Purchased mortgage           December 2005   LIBOR + 250 basis           11,458              --
agreement                 servicing rights                           points
Installment notes       Purchased mortgage             July 2004     2.81%                           --           2,332
                          servicing rights
Mortgage note           Real estate - office           May 2005      LIBOR + 350 basis               --          20,000
                        building (4)                                 points, floor of
                                                                     5.75%
Mortgage note           Office building (5)          October 2014    5.62%                       14,936              --
Secured loan            Trading securities - UK      November 2004   LIBOR + 275 basis               --          11,562
                          unrated subprime                           points
                          residuals
Term loan               Loan receivable               March 2005     LIBOR + 250 basis               --           3,235
                                                                     points
                                                                                          -------------   -------------
                                                                                          $      50,612   $     150,384
                                                                                          =============   =============

(1)      LIBOR was 2.40% and 1.12% at December 31, 2004 and 2003, respectively.

(2) This line was fully repaid subsequent to December 31, 2003 and was not renewed.

(3) Maximum amount of borrowing under this facility is $70,000. We are currently in negotiations with the lender to extend the maturity date and increase the maximum amount of borrowing.

(4) We sold our office building located in Jacksonville, Florida in January 2004 and the buyer assumed this note at that time. See Note 7.

(5) Collateral represents our loan servicing call center located in Orlando, Florida. See Note 9.

         Each of our lines contains qualitative and quantitative covenants that establish, among other things, the maintenance of specified net worth and restrictions on future indebtedness, as well as the monitoring and reporting of various specified transactions or events. We are currently in compliance with these covenants. While we have not historically paid dividends, our covenants, by establishing net worth requirements, in effect limit the amount of dividends that could be paid. As of December 31, 2004, the most restrictive limitation of all the covenants would limit dividends that could be paid to $50,500. As required under the terms of certain of the lending agreements, we have obtained approval from the lenders accepting the replacement of our chief financial officer, who resigned on March 2, 2005. We are also in

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

discussions with our lenders to amend the lending agreements such that we will not be in default should we succeed in terminating our status as a federal savings bank. We anticipate successful completion of the discussions prior to debanking.

         The maximum month end amount outstanding under lines of credit and other secured borrowings was $113,790 and $188,947 for the years ended December 31, 2004 and 2003, respectively. The average balance of obligations outstanding under lines of credit and other secured borrowings was $66,271 and $130,886 during the years ended December 31, 2004 and 2003, respectively, and the weighted average interest rates were 4.10% and 4.45%, respectively.

         Accrued interest payable on our obligations outstanding under lines of credit and other secured borrowings amounted to $112 and $516 at December 31, 2004 and 2003, respectively. Interest expense we incurred on our obligations outstanding under lines of credit and other secured borrowings amounted to $2,717, $5,824 and $4,152 during 2004, 2003 and 2002, respectively.

         At December 31, 2004 and 2003, we had no repurchase agreements outstanding. The average balance of repurchase agreements outstanding was $0 and $250 during the years ended December 31, 2004 and 2003, respectively, and the weighted average interest rate was 1.20%, for the year ended December 31, 2003.

         The weighted average interest rates on our obligations outstanding under lines of credit and other secured borrowings were 4.84% and 3.59% at December 31, 2004 and 2003, respectively.

NOTE 16 DEBT SECURITIES

Our debt securities consisted of the following at December 31:

                                                          2004         2003
                                                       ----------   ----------
3.25% Convertible Notes due August 1, 2024...........  $  175,000   $       --
10.875% Capital Securities due August 1, 2027........      56,249       56,249
                                                       ----------   ----------
                                                       $  231,249   $   56,249
                                                       ==========   ==========

         In addition to the specific requirements discussed below, each of our debt securities contain qualitative and quantitative covenants that establish, among other things, the maintenance of specified net worth and restrictions on future indebtedness, as well as the monitoring and reporting of various specified transactions or events. We are currently in compliance with these covenants.

         Convertible Notes. In July 2004, OCN issued $175,000 aggregate principal amount of 3.25% Contingent Convertible Senior Unsecured Notes due 2024 ("Convertible Notes") in a private placement as permitted by the Securities Act of 1933, as amended. The Convertible Notes are senior unsecured obligations of Ocwen Financial Corporation and bear interest at the rate of 3.25% per year. Interest is payable on February 1 and August 1 of each year, beginning on February 1, 2005. Interest expense for the period from July 28, 2004 through December 31, 2004 amounted to $2,972, including amortization of issuance costs. Interest payable on the Convertible Notes amounted to $2,417 at December 31, 2004. The Convertible Notes will mature on August 1, 2024.

         Holders may convert all or a portion of their notes into shares of our common stock under the following circumstances: (1) at any time during any calendar quarter commencing after December 31, 2004, if the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the calendar quarter prior to such quarter is greater than 125% of the conversion price per share of common stock on such last day; (2) subject to certain exceptions, during the five business day period after any five-consecutive-trading-day period in which the trading price per $1 principal amount of the notes for each day of the five-consecutive-trading-day period was less than 98% of the product of the closing sale price of our common stock and the number of shares issuable upon conversion of $1 principal amount of the notes; (3) if the notes have been called for redemption; (4) upon the occurrence of specified corporate transactions; or (5) if we elect at our sole discretion to permit conversion following the implementation of EITF Issue 04-8. We elected not to permit conversion following the implementation of EITF 04-8 in the fourth quarter of 2004.

         The conversion rate will be 82.1693 shares of our common stock per $1 principal amount of the notes, subject to adjustment. Events that may cause the conversion rate to be adjusted, as more fully described in the related indenture agreement, primarily relate to cash dividends or other distributions to holders of our common stock. Upon conversion, we may at our option choose to deliver, in lieu of our common stock, cash or a combination of cash and common stock as described herein.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         Beginning August 1, 2009, we may redeem all or a portion of the notes for cash for a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any.

         Holders may require us to repurchase all or a portion of their notes for cash on August 1, 2009, August 1, 2014, and August 1, 2019 or upon the occurrence of a "fundamental change" at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any. A "fundamental change", as further defined in the indenture agreement, is deemed to have occurred upon a change of control or a termination of trading in our common stock.

         In connection with our issuance of the Convertible Notes, we incurred certain costs that we capitalized and are amortizing over the period from the date of issuance to August 1, 2009, the first date at which holders may require us to repurchase their notes. The unamortized balance of these issuance costs amounted to $6,107 at December 31, 2004.

         In privately negotiated transactions concurrent with the private placement of the Convertible Notes, we used 25% of the gross proceeds from the sale of the Convertible Notes to repurchase 4,850,000 shares of our common stock at a price of $9.02 per share. We used the remaining proceeds, net of underwriting discount and other expenses, primarily to repay maturing deposits and other liabilities, to increase our cash and to invest in short-term investment grade securities.

         In conjunction with our issuance of the Convertible Notes, we entered into a registration rights agreement for the benefit of the holders of the notes. Pursuant to the agreement, we agreed, to file with the Securities and Exchange Commission a registration statement covering re-sales by holders of all notes and the common stock issuable upon conversion of the notes. We also agreed to use our reasonable best efforts to cause such registration statement to become effective not later than January 24, 2005. The registration statement was declared effective on March 15, 2005. As a result, cash liquidated damages have accrued on the notes since that date totaling $61, of which $10 was paid on the first semiannual interest payment date of February 1, 2005. Liquidated damages accrue at a rate per year equal to 0.25% of the principal amount of a note to and including the 90th day following such registration default; and 0.50% of the principal amount of a note from and after the 91st day following such registration default. The balance of the liquidated damages will be paid on the second semiannual interest payment date of August 1, 2005.

         Capital Securities. In August 1997, Ocwen Capital Trust ("OCT") issued $125,000 of 10.875% Capital Securities (the "Capital Securities"). OCT invested the proceeds from issuance of the Capital Securities in 10.875% Junior Subordinated Debentures issued by OCN. The Junior Subordinated Debentures, which represent the sole assets of OCT, will mature on August 1, 2027. Prior to our adoption of SFAS No. 150 on July 1, 2003, we presented the Capital Securities in a separate caption between liabilities and stockholders' equity in our consolidated statement of financial condition as "Company-obligated, mandatorily redeemable securities of subsidiary trust holding solely Junior Subordinated Debentures of the Company", and distributions were reported on the Capital Securities in a separate caption immediately following non-interest expense in our consolidated statement of operations. Effective with our adoption of SFAS No. 150 on July 1, 2003, the Capital Securities are presented as a liability in the consolidated statement of financial condition as a component of Debt Securities. At the same time, we began reporting distributions on the Capital Securities as a component of interest expense in the consolidated statement of operations. During 2002 and 2001, we repurchased $4,910 and $18,371, respectively, of our Capital Securities in the open market, resulting in gains of $1,074 and $3,723, respectively.

         Holders of the Capital Securities are entitled to receive cumulative cash distributions accruing from the date of original issuance and payable semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 1998, at an annual rate of 10.875% of the liquidation amount of $1,000 per Capital Security. OCN guarantees payment of distributions out of moneys held by OCT, and payments on liquidation of OCT or the redemption of Capital Securities, to the extent OCT has funds available. If Ocwen Financial Corporation does not make principal or interest payments on the Junior Subordinated Debentures, OCT will not have sufficient funds to make distributions on the Capital Securities, in which event the guarantee shall not apply to such distributions until OCT has sufficient funds available therefore. Distributions on Capital Securities amounted to $6,117 and $6,118 in 2004 and 2003, respectively, of which $6,117 and $3,059 has been reported as interest expense as discussed in the paragraph above. Accumulated distributions payable on the Capital Securities amounted to $2,549 at both December 31, 2004 and 2003, and are included in accrued interest payable.

         We have the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semiannual periods with respect to each deferral period, provided that no extension period may extend beyond the stated maturity of the Junior Subordinated Debentures. Upon the termination of any such extension period and the payment of all amounts then due on any interest payment date, we may elect to begin a new extension period. Accordingly, there could be multiple extension periods of varying lengths throughout the term of the Junior Subordinated Debentures. If we defer interest payments on

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

the Junior Subordinated Debentures, distributions on the Capital Securities will also be deferred, and we may not, nor may any of our subsidiaries, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, their capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an extension period, interest on the Junior Subordinated Debentures will continue to accrue at the rate of 10.875% per annum, compounded semiannually.

         We may redeem the Junior Subordinated Debentures before maturity at our option, subject to the receipt of any necessary prior regulatory approval,
(i) in whole or in part on or after August 1, 2007, at a redemption price equal to 105.438% of the principal amount thereof on August 1, 2007, declining ratably on each August 1 thereafter to 100% on or after August 1, 2017, plus accrued interest thereon, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a special event (defined as a tax event, regulatory capital event or an investment company event) at a redemption price equal to the greater of (a) 100% of the principal amount thereof or (b) the sum of the present values of the principal amount and premium payable with respect to an optional redemption of such Junior Subordinated Debentures on August 1, 2007, together with scheduled payments of interest from the prepayment date to August 1, 2007, discounted to the prepayment date on a semiannual basis at the adjusted Treasury rate plus accrued interest thereon to the date of prepayment. The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption, in an amount equal to the amount of the related Junior Subordinated Debentures maturing or being redeemed and at a redemption price equal to the redemption price of the Junior Subordinated Debentures, plus accumulated and unpaid distributions thereon to the date of redemption.

         For financial reporting purposes, we treat OCT as a subsidiary and, accordingly, the accounts of OCT are included in our consolidated financial statements. We eliminate intercompany balances and transactions with OCT, including the balance of Junior Subordinated Debentures outstanding, in our consolidated financial statements.

         In connection with our issuance of the Capital Securities, we incurred certain costs that we capitalized and are amortizing over the term of the Capital Securities. The unamortized balance of these issuance costs amounted to $1,691 and $1,766 at December 31, 2004 and 2003, respectively, and is included in other assets.

NOTE 17 BASIC AND DILUTED EARNINGS PER SHARE

         We are required to present both basic and diluted EPS on the face of our statement of operations. Basic EPS excludes common stock equivalents and is calculated by dividing net income by the weighted average number of common shares outstanding during the year. We calculate diluted EPS by dividing net income, as adjusted to add back interest expense on the Convertible Notes, by the weighted average number of common shares outstanding, including the dilutive potential common shares related to outstanding stock options, restricted stock awards and the Convertible Notes.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         The following is a reconciliation of the calculation of basic EPS to diluted EPS for the years ended December 31:

                                                                              2004            2003            2002
                                                                          -------------   -------------   -------------
Basic EPS:
Net income (loss)......................................................   $      57,724   $       4,772   $     (68,775)
                                                                          =============   =============   =============

Weighted average shares of common stock................................      65,811,697      67,166,888      67,321,299
                                                                          =============   =============   =============

Basic EPS..............................................................   $        0.88   $        0.07   $       (1.02)
                                                                          =============   =============   =============

Diluted EPS:
Net income (loss)......................................................   $      57,724   $       4,772   $     (68,775)
Interest expense on Convertible Notes, net of income tax (1)...........           2,378              --              --
                                                                          -------------   -------------   -------------
Adjusted net income (loss).............................................   $      60,102   $       4,772   $     (68,755)
                                                                          =============   =============   =============

Weighted average shares of common stock................................      65,811,697      67,166,888      67,321,299
Effect of dilutive elements:
  Convertible Notes (1)................................................       6,129,022              --              --
  Stock options (2)....................................................         992,337         493,889              --
  Restricted stock awards..............................................         264,199         403,096              --
                                                                          -------------   -------------   -------------
Dilutive weighted average of common stock..............................      73,197,255      68,063,873      67,321,299
                                                                          =============   =============   =============

Diluted EPS............................................................   $        0.82   $        0.07   $       (1.02)
                                                                          =============   =============   =============

(1) The effect of our Convertible Notes on diluted EPS is computed using the if-converted method in accordance with the provisions of EITF 04-8, as described in Note 1. The Convertible Notes are assumed to have been converted to common shares at the time the Convertible Notes were issued on July 28, 2004. Interest expense applicable to the Convertible Notes, including amortization of capitalized costs, which we report as a component of interest expense, is added back to net income.

(2) Excludes the effect of all options in the year 2002, because options are antidilutive in the event of a loss, and the effect of an average of 1,274,364 and 2,818,332 of options that were antidilutive for 2004 and 2003, respectively, because their exercise price was greater than the average market price of our stock.

NOTE 18 DERIVATIVE FINANCIAL INSTRUMENTS

FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT

         We entered into foreign currency derivatives to hedge our net investments in foreign subsidiaries that own residual securities backed by subprime residential loans originated in the UK and that own a shopping center located in Halifax, Nova Scotia. Our principal exposure to foreign currency exchange rates exists with the British Pound versus the U.S. dollar and the Canadian Dollar versus the U.S. dollar. Our policy is to periodically adjust the amount of foreign currency derivative contracts we have entered into in response to changes in our recorded investment in these foreign entities as well as to changes in our assets denominated in a foreign currency. Our net exposures are subject to gain or loss if foreign currency exchange rates fluctuate. Currency futures are commitments to either purchase or sell foreign currency at a future date for a specified price. We have determined that the local currency of our investment in UK residuals and our investment in the Nova Scotia Shopping Center is the functional currency. Our foreign currency derivative financial instruments were designated as hedges. Accordingly, we include the gains or losses in the net unrealized foreign currency translation in accumulated other comprehensive income in stockholders' equity.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         The following table sets forth the terms and values of these foreign currency financial instruments at the dates indicated:

                                         Position        Maturity        Notional Amount   Strike Rate     Fair Value
                                         --------   ------------------   ---------------   -----------   -------------
December 31, 2004:
Canadian Dollar currency futures (1)...    Short        March 2005       C$       11,500        0.8416   $         109

British Pound currency futures (1).....    Short        March 2005       (pound)  17,000        1.9248             301
                                                                                                         -------------
                                                                                                         $         410
                                                                                                         =============

December 31 2003:
Canadian Dollar currency futures.......    Short        March 2004       C$       10,000        0.7660   $         (34)

British Pound currency futures.........    Short        March 2004       (pound)  16,500        1.7292            (737)
                                                                                                         -------------
                                                                                                         $        (771)
                                                                                                         =============

(1) The U.S. Dollar equivalent notional amount of the Canadian Dollar currency futures and British Pound currency futures at December 31, 2004 was $9,570 and $32,609, respectively.

         Because foreign currency futures contracts are exchange traded, holders of these instruments look to the exchange for performance under these contracts and not the entity holding the offsetting futures contract, thereby minimizing the risk of nonperformance under these contracts. The notional principal amount does not represent our exposure to credit loss.

INTEREST RATE RISK MANAGEMENT

         From time to time we enter into interest rate swaps. Under interest rate swaps, we agree with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed upon notional amount. We are exposed to credit loss when we enter into interest rate swaps if: (i) the counterparty to the interest rate swap does not perform and (ii) the interest rate that we receive exceeds the interest rate that we pay.

         We had no interest rate swaps outstanding at December 31, 2004 or 2003. During 2003, we realized gains of $1,076 on swaps that we included in non-interest revenue. While these two swaps were entered into for interest rate risk management purposes, they did not meet the criteria to be accounted fro under hedge accounting. Accordingly, they were accounted for at fair value with changes in fair value recorded in our consolidated statement of operations. We entered into no swap agreements during 2004 or 2002.

         The amortizing interest rate caps and floors we had purchased in 1999 to hedge our interest rate exposure relating to our match funded loans and securities matured in October 2003. Net realized and unrealized gains and (losses) included in earnings to record these caps and floors at fair value during 2003 and 2002 amounted to $(592) and $188, respectively.

         The following table summarizes our use of interest rate risk management instruments:

                                                                                        Notional Amount
                                                                         ---------------------------------------------
                                                                         Interest Rate
                                                                             Swaps            Caps          Floors
                                                                         -------------   -------------   -------------
Balance, December 31, 2002...........................................    $          --   $     111,799   $      30,563
Purchases............................................................          200,000              --              --
Maturities...........................................................               --        (111,799)        (30,563)
Terminations.........................................................         (200,000)             --              --
                                                                         -------------   -------------   -------------
Balance, December 31, 2003...........................................    $          --   $          --   $          --
                                                                         =============   =============   =============

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

NOTE 19 INCOME TAXES

         The components of income tax expense (benefit) were as follows:

                                                                                      Years Ended December 31,
                                                                           ---------------------------------------------
                                                                               2004            2003            2002
                                                                           -------------   -------------   -------------
Current:
  Federal..............................................................    $     (23,019)  $         667   $       1,817
  State................................................................              241              49              --
  Foreign..............................................................              224             163              --
                                                                           -------------   -------------   -------------
                                                                                 (22,554)            879           1,817
                                                                           -------------   -------------   -------------
Deferred:
  Federal..............................................................           25,742          (2,401)        (30,798)
  State................................................................               --              95          (2,085)
  Foreign..............................................................                6              --              --
  Provision for (reversal of) valuation allowance on deferred tax asset          (35,518)          2,175          34,049
                                                                           -------------   -------------   -------------
                                                                                  (9,770)           (131)          1,166
                                                                           -------------   -------------   -------------
Income tax expense (benefit) before change in accounting principle.....          (32,324)            748           2,983
Income tax benefit on change in accounting principle...................               --              --          (1,166)
                                                                           -------------   -------------   -------------
Total..................................................................    $     (32,324)  $         748   $       1,817
                                                                           =============   =============   =============

         Income tax expense (benefit) before the effect of change in accounting principle differs from the amounts computed by applying the U.S. Federal corporate income tax rate of 35% as follows:

                                                                                      Years Ended December 31,
                                                                           ---------------------------------------------
                                                                               2004            2003            2002
                                                                           -------------   -------------   -------------
Expected income tax expense (benefit) at statutory rate................    $       8,890   $       1,760   $     (27,933)
Differences between expected and actual expense (benefit)
    Excess of cost over net assets acquired, net.......................           (1,023)           (931)          1,051
    State tax (after Federal tax benefit)..............................              157              94          (1,355)
    Low-income housing tax credits.....................................           (4,848)         (2,393)         (2,685)
    Deferred tax asset valuation allowance expense (benefit)...........          (35,518)          2,175          34,049
    Other..............................................................               18              43            (144)
                                                                           -------------   -------------   -------------
         Actual income tax expense (benefit)...........................    $     (32,324)  $         748   $       2,983
                                                                           =============   =============   =============

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         The net deferred tax asset was comprised of the following as of December 31:

                                                                                                2004            2003
                                                                                           -------------   -------------
Deferred Tax Assets:
    Tax residuals and deferred income on tax residuals..................................   $       1,159   $       5,688
    State taxes.........................................................................           8,465           8,456
    Accrued incentive compensation......................................................           2,368           2,609
    Accrued other liabilities...........................................................           1,423             418
    Interest expense related to discount loan portfolio.................................              --           5,453
    Valuation allowance on real estate owned............................................             444          10,455
    Gain on loan foreclosure............................................................              --           4,430
    Bad debt and allowance for loan losses..............................................           3,067           7,936
    Impairment on securities available for sale and unrealized gains and losses on
     trading securities.................................................................           7,226          10,011
    Mortgage servicing rights amortization..............................................          61,216          24,094
    Goodwill amortization...............................................................             960           1,152
    Foreign currency exchange...........................................................           1,075           1,075
    Capital loss carryforward...........................................................           8,601          21,110
    Net operating loss carryforward.....................................................          27,086          71,061
    Partnership losses and low-income housing tax credits...............................          62,904          42,550
                                                                                           -------------   -------------
                                                                                                 185,994         216,498
                                                                                           -------------   -------------
Deferred Tax Liabilities:
    Deferred interest income on loans...................................................           1,255           6,421
    Loss on loan foreclosure............................................................              61              --
    Research and development costs......................................................             324             647
    Other...............................................................................             744             439
                                                                                           -------------   -------------
                                                                                                   2,384           7,507
                                                                                           -------------   -------------
                                                                                                 183,610         208,991
Valuation allowances....................................................................        (165,927)       (201,445)
                                                                                           -------------   -------------
Net deferred tax asset..................................................................   $      17,683   $       7,546
                                                                                           =============   =============

         We conduct periodic evaluations of positive and negative evidence to determine whether it is more likely than not that the deferred tax asset can be realized in future periods. Among the factors considered in this evaluation are estimates of future taxable income, the future reversal of temporary differences, tax character and the impact of tax planning strategies that can be implemented if warranted. As a result of this evaluation, we included in the tax provision a decrease of $35,518 to the valuation allowance for 2004 and an increase of $2,175 and $34,049 to the valuation allowance for 2003 and 2002, respectively.

         As of December 31, 2004, we had a deferred tax asset valuation allowance totaling $165,927. This allowance is comprised of $38,873 relating to built-in loss limitations arising from our acquisition of OAC and $127,054 relating to our evaluation of the future realization of prior years deferred tax asset.

         Before our acquisition of OAC, OAC was a REIT for federal tax purposes and filed a REIT federal income tax return through October 20, 1999. We have included OAC in our consolidated federal income tax return since October 21, 1999. OAC had, at October 6, 1999, approximately $131,567 of net unrealized built-in losses. Any such losses recognized within the five-year period beginning on October 7, 1999 (the "recognition period") are treated as pre-change losses and, as such, are subject to an annual limit as to the amount, which may offset the taxable income of Ocwen Financial Corporation and its subsidiaries ("the IRC section 382 limitation"). A net unrealized built-in loss is an amount by which the tax basis of the corporation's assets at the time of the change in ownership exceeds the aggregate fair market value of those assets at that time. The IRC section 382 limitation is determined by multiplying the value of OAC's stock by the federal long-term tax-exempt rate and amounts to approximately $5,700. If a deduction is denied for any recognized built-in loss in any post-change year, the loss is carried forward to subsequent years under rules similar to the standard loss carryforward rules. As a result of these limitations, we established a corresponding deferred tax asset valuation allowance at the acquisition date as part of purchase accounting in the amount of $38,873. At December 31, 2004, we had realized built-in losses of $101,938, which consists of net operating loss carryforwards of $77,390 and capital loss carryforwards of $24,548.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         Deferred tax assets, net of deferred fees, include tax residuals, which result from the ownership of Real Estate Mortgage Investment Conduits ("REMIC"). While a tax residual is anticipated to have little or no future cash flows from the REMIC from which it has been issued, the tax residual does bear the income tax liability and benefit resulting from the annual differences between the interest paid on the debt instruments issued by the REMIC and the interest received on the mortgage loans held by the REMIC. Typically this difference generates taxable income to the Company in the first several years of the REMIC and equal amounts of tax losses thereafter, thus resulting in the deferred tax asset. The current Federal income tax expense in 2003 and 2002 is the result of excess inclusion income generated by REMIC residuals.

         At December 31, 2003, we had net operating loss carryforwards of $123,699 and capital loss carryforwards of $35,767. During 2004, we filed claims with the Internal Revenue Service to carryback these net operating losses and capital losses to prior years in which taxes were paid. At December 31, 2004, we had tax credit carryforwards of $51,057 related to our low-income housing tax credits, which expire in the years 2018 through 2024.

         Prior to December 31, 1996, The Bank was permitted to deduct from taxable income an allowance for bad debts, which was in excess of the provision for such losses charged to income. Accordingly, at December 31, 2004, retained earnings includes $5,700, for which no provision for income tax has been provided. The base reserves will continue to be subject to recapture, and the Bank could be required to recognize a tax liability if: (1) the Bank fails to qualify as a "bank" for federal income tax purposes, (2) certain distributions are made with respect to the stock of the Bank, (3) the bad debt reserves are used for any purpose other than to absorb bad debt losses or (4) there is a change in federal tax law.

         We have not recognized a deferred tax liability for the tax bad debt reserves of the Bank. If in the future, this portion of retained earnings is distributed or the Bank no longer qualifies as a bank for tax purposes, federal income tax of approximately $2,000 would be imposed.

NOTE 20 EMPLOYEE BENEFIT AND COMPENSATION PLANS

         We maintain a defined contribution plan to provide postretirement benefits to our eligible employees. We also adopted a number of compensation plans for certain of our employees. We designed these plans to facilitate a pay-for-performance policy, further align the interests of our officers and key employees with the interests of our shareholders and assist in attracting and retaining employees vital to our long-term success. These plans are summarized below.

RETIREMENT PLAN

         We maintain a defined contribution 401(k) plan. We match 50% of each employee's contributions, limited to 2% of the employee's compensation. Our contributions to the 401(k) plan for the years ended December 31, 2004, 2003 and 2002, were $490, $417 and $593, respectively.

         In connection with our acquisition of Berkeley Federal Savings Bank in June 1993, the Bank assumed the obligations under a noncontributory defined benefit pension plan (the "Plan") covering substantially all employees upon their eligibility under the terms of the Plan. We froze and fully funded the Plan after the plan year ended December 31, 1993.

ANNUAL INCENTIVE PLAN

         The Ocwen Financial Corporation 1998 Annual Incentive Plan (the "AIP") is our primary incentive compensation plan for executives and other key employees. Under the terms of the AIP participants can earn cash and equity based awards as determined by the Compensation Committee. The awards are based on objective performance criteria established by the Committee, including growth in our core businesses, reduction in non-core assets, cost savings through Six Sigma initiatives and utilization of India operations and the achievement of other established performance goals. Non-qualified stock options to purchase our common stock are issued as part of the AIP and are granted pursuant to the Ocwen Financial Corporation 1991 Non-Qualified Stock Option Plan.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         The following table provides a summary of our stock option activity for the years ended December 31, 2004, 2003 and 2002, respectively, and stock options exercisable at the end of each of those years:

                                                 2004                          2003                          2002
                                       -------------------------    -------------------------     -------------------------
                                                       Weighted                     Weighted                      Weighted
                                                        Average                      Average                       Average
                                         Number of     Exercise       Number of     Exercise        Number of     Exercise
                                         Options         Price         Options        Price         Options         Price
                                       ------------    ---------    ------------    ---------     ------------    ---------
Outstanding at beginning of year.....     4,581,370    $    8.08       4,723,166    $    7.97        4,655,269    $    9.01
Granted (1)..........................       633,169    $    8.01         431,982    $    6.15          634,228    $    1.87
Exercised............................      (543,260)   $    4.47        (359,419)   $    4.51          (32,937)   $    4.62
Forfeited............................      (392,010)   $   10.08        (214,359)   $    7.74         (533,394)   $    9.98
                                       ------------                 ------------                  ------------
Outstanding at end of year...........     4,279,269    $    8.34       4,581,370    $    8.08        4,723,166    $    7.97
                                       ============                 ============                  ============
Exercisable at end of year...........     2,805,555    $    9.60       2,541,593    $    9.72        2,744,160    $    9.46
                                       ============                 ============                  ============

(1) The weighted average grant-date fair value was $9.48 in 2004, $8.74 in 2003 and $2.67 in 2002.

         The following table summarizes information about our stock options outstanding at December 31, 2004:

                                                    Options Outstanding                    Options Exercisable
                                       -------------------------------------------     ----------------------------
                                                         Weighted                                         Weighted
                                                          Average       Remaining                          Average
                                         Number of       Exercise      Contractual       Number of        Exercise
Award Year                                Options        Price (1)        Life            Options           Price
------------------------------------   -------------    ----------     -----------     -------------     ----------
2004................................         633,169    $     8.01          10                76,634     $     6.57
2003................................         393,494    $     6.15           9               101,660     $     6.18
2002................................         402,751    $     1.87           8               158,840     $     1.87
2001................................         933,867    $     8.68           7               695,392     $     9.68
2000................................         728,121    $     4.09           6               585,162     $     4.09
1999................................         116,828    $     6.25           5               116,828     $     6.25
1998................................          69,123    $    12.31           4                69,123     $    12.31
1997................................         481,336    $    20.35           3               481,336     $    20.35
1996................................         431,580    $    11.00           2               431,580     $    11.00
1995................................          89,000    $     2.88           1                89,000     $     2.88
                                       -------------                                   -------------
                                           4,279,269    $     8.34                         2,805,555     $     9.60
                                       =============                                   =============

(1) With the exception of 2004, 2003, and 2001 the weighted average exercise price of outstanding options represents the actual exercise price. For those years, options were granted at more than one exercise price. The number of options outstanding and the respective exercise price for award years 2004, 2003 and 2001 is as follows:

             Award Year             Options Outstanding          Exercise Price
     ---------------------------    -------------------          --------------
     2004.......................                383,169          $         6.57
     2004.......................                200,000          $        10.60
     2004.......................                 30,000          $         8.56
     2004.......................                 20,000          $         8.75
                                    -------------------
                                                633,169
                                    ===================
     2003.......................                383,494          $         6.18
     2003.......................                 10,000          $         4.92
                                    -------------------
                                                393,494
                                    ===================
     2001.......................                533,868          $         5.79
     2001.......................                400,000          $        12.55
                                    -------------------
                                                933,868
                                    ===================

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         After the awards of 633,169 options for 2004, the number of authorized shares remaining and available for future awards of stock options is 5,660,385.

         Stock options we awarded under the annual incentive plan prior to 1998 had a one-year vesting period. Stock options we awarded under the AIP for 1998 and 1999 vested ratably over a three-year period. Stock options we awarded under the AIP for 2000 and thereafter generally vest ratably over a five-year period, including the award year. The term of all options granted is ten years from the grant date. As discussed in the "Stock-Based Compensation" and "Current Accounting Pronouncements" sections of Note 1, we currently treat the difference, if any, between the fair market value of our stock at the date of grant and the exercise price as compensation expense. We recognize this compensation expense ratably over the vesting period of the grant. Included in compensation expense for the years ended December 31, 2004, 2003 and 2002 was $1,266, $1,226 and $922, respectively, related to options granted below fair market value. Upon adoption of SFAS No. 123 (R), compensation expense related to options will be measured based on the grant-date fair value of the options using an option-pricing model.

NOTE 21 STOCKHOLDERS' EQUITY

         On May 9, 2000, we announced that our Board of Directors authorized the repurchase of up to 6,000,000 of our issued and outstanding shares of common stock. To date, 431,100 shares have been repurchased under this plan (all in 2004). A total of 5,568,900 shares may still be purchased under this plan. On May 16, 2003 we announced our initiation of a stock repurchase program to purchase 700,000 shares of our issued and outstanding common stock with the intent to utilize these repurchased shares as a portion of our annual incentive awards to employees for service in 2002. During 2004 and 2003, we repurchased 200,000 and 500,000 shares, respectively, and issued 203,088 and 236,461 shares, respectively, to employees. No shares remain to be purchased under this plan. We also repurchased 4,850,000 shares in 2004 with a portion of the proceeds from our issuance of the Convertible Notes in July. No shares remain to be purchased under this plan.

NOTE 22 REGULATORY REQUIREMENTS

         The Bank, as a federal savings bank organized under the Home Owners' Loan Act, and OCN, as a registered savings and loan holding company under the Act, are subject to extensive federal and state regulation under the Act and other U.S. federal and state laws. Our primary regulatory authority is the U.S. Office of Thrift Supervision ("OTS"). As such, the OTS periodically conducts an examination of the Bank and its business practices.

         On April 19, 2004, the Bank and the OTS entered into a Supervisory Agreement (the "Agreement"). The Agreement memorializes various loan servicing and customer service practices, some of which the Bank had previously adopted and some of which it has implemented on a going-forward basis. Under the Agreement, the Bank will continue to maintain and further develop its Office of Consumer Ombudsman, an initiative implemented effective January 1, 2004. The Agreement acknowledges that the Bank no longer assesses delinquent borrowers attorneys' fees for issuing notices of default (breach fees). Beginning with the effective date of the Agreement, the Bank will no longer charge delinquent borrowers a fee for providing forbearance plans in lieu of foreclosures (forbearance fees). The Agreement also establishes the procedures to be followed to determine whether appropriate hazard insurance is in place before placing insurance on behalf of the borrower. Those procedures include some already implemented by the Bank, as well as new requirements, including that the second notice shall be sent to borrowers by certified mail. Consistent with practices in place prior to the date of the Agreement, the Bank will not place the borrower's loan in default, assess fees or initiate foreclosure proceedings solely due to the borrower's nonpayment of insurance premiums. The Agreement also provides that the Bank agrees "to utilize best efforts" to provide borrowers or their agents pay-off quotes within five business days and sets forth new guidelines regarding documentation of charges on such pay-off quotes.

         The Bank also is required to meet a number of deadlines and submit reports relating to its implementation of the Agreement. While we do not expect that compliance with the Agreement will have a material adverse impact on our financial condition, results of operations or cash flows, we do not know whether the OTS or other regulatory agencies will seek to implement additional measures relating to the Bank's servicing practices, including with respect to the matters that are the subject of the Agreement. Accordingly, there can be no assurance that any such measures, if implemented, would not have a material adverse effect on our financial condition, results of operations or cash flows.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder established certain minimum levels of regulatory capital for savings institutions subject to regulation by the OTS. As a federally chartered savings bank regulated by the OTS, the bank must follow specific capital guidelines stipulated by the OTS. These guidelines involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items. An institution that fails to comply with its regulatory capital requirements must obtain OTS approval of a capital plan and can be subject to a capital directive and certain restrictions on its operations.

         At December 31, 2004, the Bank was "well capitalized" under the prompt corrective action regulations adopted by the OTS pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. To be categorized as "well capitalized", the Bank must maintain minimum core capital, Tier 1 risk-based capital and risk-based capital ratios as set forth in the following table. The Bank's capital amounts and classification are subject to review by federal regulators regarding components, risk-weightings and other factors. There are no conditions or events since December 31, 2004 that we believe have changed the Bank's category.

         Since 1997, the Bank has committed to the OTS to maintain a core capital (leverage) ratio and a total risk-based capital ratio of at least 9.00% and 13.00%, respectively. The Bank continues to be in compliance with this commitment as well as with the regulatory capital requirements of general applicability (as indicated in the table below). In addition during 2002, we committed to limit our investment in mortgage servicing rights to an amount no greater than 50% of stockholders' equity on a consolidated basis and no greater than 60% of core capital (before any deduction thereto for mortgage servicing rights) at the Bank. On a consolidated basis, our investment in mortgage servicing rights is below the limit and represented 40% of stockholders' equity at December 31, 2004. At the Bank, mortgage servicing rights are also below the limit, amounting to 49% of core capital at December 31, 2004.

         We have recently begun the process of having the Bank terminate its status as a federal savings bank under OTS and FDIC supervision, which would, among other things, eliminate certain restrictions on our growth. If this process, which we refer to as "debanking," is completed, we would dissolve the Bank and continue its non-depositary businesses, including its mortgage servicing business, under another subsidiary of our Company, which would be licensed where necessary at the state level. Should debanking be completed, Ocwen Financial Corporation would no longer be a savings-and-loan holding company and would no longer be able to take deposits in the United States or benefit from federal preemption. Our ability to debank is subject to a number of contingencies, many of which are beyond our control, including approvals by the OTS with respect to the application for a voluntary dissolution (which we filed with the OTS on November 24, 2004) and sales of the Bank's deposits to third parties. There can be no assurance that we ultimately will be successful in debanking.

         In connection with our debanking process, on February 4, 2005, we entered into a Branch Purchase and Deposit Assumption Agreement (the "Branch Purchase Agreement") with Marathon National Bank of New York ("Marathon"). Pursuant to the Branch Purchase Agreement, Marathon agreed to assume the deposit liabilities of the accounts associated with the Bank branch facility in Fort Lee, New Jersey. In addition, Marathon will take over the lease and other contracts and acquire assets related to the branch. In connection with that closing, Ocwen will make a cash payment to Marathon, which payment is calculated based upon, among other things, the amount of those deposit account liabilities as of the closing. As of February 28, 2005, the amount of the deposit liabilities of the accounts subject to the Branch Purchase Agreement was approximately $193,000. The transaction is subject to regulatory and other customary approvals and conditions.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         The following table summarizes the Bank's actual and required regulatory capital at December 31, 2004 and 2003:

                                                                                              To Be Well Capitalized    Committed
                                                                        Minimum For Capital   For Prompt Corrective      Capital
                                                      Actual             Adequacy Purposes      Action Provisions     Requirements
                                               ----------------------   -------------------   ----------------------  ------------
                                                Ratio        Amount      Ratio     Amount      Ratio        Amount       Ratio
                                               ------      ----------   ------   ----------   ------      ----------  ------------
December 31, 2004
Shareholders' equity, and ratio to total
    assets..................................    25.62%     $  214,054
Disallowed mortgage servicing rights........                   (9,042)
Disallowed deferred tax assets..............                  (25,362)
Non-includable subsidiary...................                     (807)
Intangible assets (1).......................                   (2,845)
                                                           ----------
Tier 1 (core) capital and ratio to adjusted
    total assets............................    22.07%        175,998     4.00%  $   31,892     5.00%     $   39,865          9.00%
Non-mortgage servicing rights...............                   (1,014)
                                                           ----------
Tangible capital and ratio to tangible
    assets..................................    21.97%     $  174,984     1.50%  $   11,944
                                                           ==========
Tier 1 capital and ratio to risk-weighted
    assets..................................    31.50%     $  175,998                           6.00%     $   33,527

Tier 2 capital - Allowance for loan losses..                    4,572
Real estate required to be deducted.........                     (844)
Total risk-based capital and ratio to risk-
    weighted assets.........................    32.16%     $  179,726     8.00%  $   44,703    10.00%     $   55,879         13.00%
                                                           ==========
Total regulatory assets.....................               $  835,378
                                                           ==========
Adjusted total assets.......................               $  797,306
                                                           ==========
Tangible assets.............................               $  796,292
                                                           ==========
Risk-weighted assets........................               $  558,791
                                                           ==========
December 31, 2003
Shareholders' equity, and ratio to total
    assets..................................    18.10%     $  183,230
Disallowed mortgage servicing rights........                  (10,846)
Disallowed deferred tax assets..............                  (21,052)
Non-includable subsidiary...................                     (839)
Intangible assets (1).......................                   (3,078)
                                                           ----------
Tier 1 (core) capital and ratio to adjusted
    total assets............................    15.09%        147,415     4.00%  $   39,064     5.00%     $   48,830          9.00%
Non-mortgage servicing rights...............                   (1,892)
                                                           ----------
Tangible capital and ratio to tangible
    assets..................................    14.93%     $  145,523     1.50%  $   14,621
                                                           ==========
Tier 1 capital and ratio to risk-weighted
    assets..................................    20.00%     $  147,415                           6.00%     $   44,230
Tier 2 capital - Allowance for loan losses..                    6,247
Real estate required to be deducted (2).....                  (43,460)
                                                           ----------
Total risk-based capital and ratio to risk-
    weighted assets.........................    14.95%     $  110,202     8.00%  $   58,973    10.00%     $   73,717         13.00%
                                                           ==========
Total regulatory assets.....................               $1,012,437
                                                           ==========
Adjusted total assets.......................               $  976,606
                                                           ==========
Tangible assets.............................               $  974,714
                                                           ==========
Risk-weighted assets........................               $  737,168
                                                           ==========

(1)      Unamortized balance of computer software.

(2) Retail shopping mall, which we originally acquired in satisfaction of a debt and had held in excess of five years prior to its sale in November 2004.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         Bankhaus Oswald Kruber GmbH & Co. KG, or BOK, our German banking subsidiary, is licensed as a credit institution (Kreditinstitut) under the laws of the Federal Republic of Germany and is supervised and regulated in Germany by the German Federal Financial Supervisory Authority (Bundesanstalt fur Finanzdienstleistungsaufsicht - BaFin), the German Central Bank (Deutsche Bundesbank) and, in respect of minimum reserves on deposits, the European Central Bank.

         Although currently not significant to our operations, BOK, under its license, may engage not only in a number of traditional banking activities such as deposit and lending business, but also in investment banking, underwriting and securities trading transactions, both for its own account and for customers.

         German regulatory requirements applicable to BOK concern in particular the maintenance of adequate regulatory capital and liquidity, the monitoring of, and limitations on, large credit exposures, limitations on equity and equity-like participations in other companies, the protection of depositors and the adoption of certain accounting standards and business practices. The German Federal Financial Supervisory Authority and the German Central Bank monitor the compliance of German banks such as BOK with the applicable German banking laws, rules and regulations largely upon the basis of extensive reporting requirements as well as through general and specific audits. BOK is in compliance in all material respects with the German regulatory requirements that are applicable to its business.

NOTE 23 NET INTEREST INCOME (EXPENSE) BEFORE PROVISION FOR LOAN LOSSES

         The following table presents the components of net interest income (expense) for each category of our interest-earning assets and interest-bearing liabilities for the years ended December 31:

                                                                               2004             2003               2002
                                                                           -------------    -------------     -------------
Interest income:
    Interest earning cash and other....................................    $       1,293    $         356     $         278
    Federal funds sold and repurchase agreements.......................            2,087            1,403             2,629
    Trading securities.................................................           17,585           17,347            16,586
    Loans..............................................................            1,676            1,614            11,279
    Match funded loans and securities..................................            1,035            3,402             6,463
                                                                           -------------    -------------     -------------
                                                                                  23,676           24,122            37,235
                                                                           -------------    -------------     -------------
Interest expense:
    Deposits...........................................................           13,634           17,546            27,455
    Securities sold under agreements to repurchase.....................               --                3               236
    Match funded liabilities...........................................            4,923            5,414             6,573
    Lines of credit and other secured borrowings.......................            2,717            5,824             4,152
    Debt securities (1)................................................            9,090            9,929            17,346
                                                                           -------------    -------------     -------------
                                                                                  30,364           38,716            55,762
                                                                           -------------    -------------     -------------
    Net interest income (expense) before provision for loan losses.....    $      (6,688)   $     (14,594)    $     (18,527)
                                                                           =============    =============     =============


(1) Includes $6,117 and $3,058 of interest expense on Capital Securities as a result of our adoption of SFAS No. 150 effective July 1, 2003. See
         Note 16.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

NOTE 24 OTHER INCOME

         The following table presents the principal components of other income we earned during the years ended December 31:

                                                                               2004             2003               2002
                                                                           -------------    -------------     -------------
Interest on federal tax refund claims (1)..............................    $       6,874    $          --     $          --
Technology and related revenue (2).....................................            6,871            1,472               910
Collections of credit card receivables (3).............................            1,811            2,737             4,191
Consulting fees........................................................               76              208             1,409
Gain (loss) on sales of interest-earning assets........................               --               28            (3,485)
Other..................................................................            3,833            2,403             2,390
                                                                           -------------    -------------     -------------
                                                                           $      19,465    $       6,848     $       5,415
                                                                           =============    =============     =============

(1) See Note 10 for additional information regarding these federal tax refund claims.

(2) Represents service contract fees, maintenance fees, consulting revenue and other fees earned through our technology solutions products. Those products include a residential loan servicing system
         (REALServicing(TM)), a commercial loan servicing system
         (REALSynergy(TM)) and an internet-based mortgage loan processing application and vendor management system (REALTrans(SM)).

(3) We recorded collections on charged-off unsecured credit card receivables that we have purchased from third parties on the cost recovery method through the end of 2001, at which time we reduced the net book value of these receivables to zero as a result of collections and reserves. Since that time, we have recorded all collections on the receivables as other income.

NOTE 25 OTHER OPERATING EXPENSES

         The following table presents the principal components of other operating expenses we incurred during the years ended December 31:

                                                                               2004             2003              2002
                                                                           -------------    -------------     -------------
Travel, lodging, meals and entertainment...............................    $       3,361    $       2,864     $       2,585
Bad debt expense.......................................................            2,655              554                39
Amortization...........................................................            1,039            1,197             1,436
Deposit related expenses...............................................              718              912             1,198
Conferences and seminars...............................................              363              361               475
Marketing..............................................................              273              345               241
Investment and treasury services.......................................              261              282               340
Other..................................................................            1,399            3,894             3,287
                                                                           -------------    -------------     -------------
                                                                           $      10,069    $      10,409     $       9,601
                                                                           =============    =============     =============

NOTE 26 BUSINESS SEGMENT REPORTING

         Effective January 1, 2005, we reorganized our business segment reporting to better reflect our focus on providing solutions to our customers. This reorganization entailed changes to three core business segments:

     . Residential Servicing (including the Residential Loan Servicing, VA servicing and REALServicing(R)groups)
     . Residential Origination Services (including our loans for resale and title activities as well as the REALTrans(R), Ocwen Realty Advisors, Mortgage Due Diligence Services and Subprime Finance groups) and
     .   Commercial Servicing, which now includes REALSynergy(TM).

         REALServicing, REALTrans and REALSynergy were previously reported as components of the OTX segment, which is no longer a segment. Ocwen Realty Advisors and Subprime Finance were previously reported as individual segments. We continue to report on our other two core business segments - Ocwen Recovery Group and Business Process Outsourcing. All segment information for the periods presented has been restated to conform to the new segment structure.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         An operating segment is defined as a component of an enterprise that
(a) engages in business activities from which it may earn revenues and incur expenses, (b) whose operating results are regularly reviewed by the enterprise's chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance and (c) for which discrete financial information is available. A brief description of our segments follows:

Core Businesses
     . Residential Servicing. Through this business we provide loan servicing including asset management and resolution services to third party owners of subprime residential mortgage and high loan-to-value loans for a fee. We acquire the rights to service loans and obtain such rights by purchasing them outright or by entering into sub-servicing contracts. This segment also includes our residential loan servicing system product (REALServicing)

     . Residential Origination Services. This business provides various loan origination services, including residential property valuation services (Ocwen Realty Advisors, or ORA), mortgage due diligence, title services, loan refinancing for Residential Servicing customers and our internet-based vendor management system (REALTrans). This segment also includes the results of our subprime residual trading securities that were previously reported as a separate segment (Subprime Finance).

     . Commercial Servicing. This segment includes the results of both our domestic and international servicing of commercial assets (loans and real estate), as well as our commercial loan servicing product (REALSynergy). Prior to 2004, domestic commercial servicing was reported as a component of the Commercial Finance segment (re-named Commercial Assets), and the results of our international operations were reported as a separate segment. International servicing is conducted through GSS. Results for 2002 primarily reflect a one time consulting project for the government of Jamaica as well as other precedent ventures.

     . Business Process Outsourcing. This core business segment began operations in December 2002. Business Process Outsourcing provides outsourcing services to third parties including mortgage underwriting, data entry, call center services and mortgage research.

     . Ocwen Recovery Group. This core business conducts collection activities for third party owners of unsecured receivables and for a portfolio of unsecured credit card receivables that we acquired at a discount in 1999 and 2000.

Non-Core Businesses
     . Residential Discount Loans. This segment consisted of operations to acquire at a discount and subsequently resolve sub-performing and non-performing residential mortgage loans. We completed our last acquisition of residential loans in 2000. Based on the relative insignificance of the non-core assets remaining in this segment, the remaining assets of this business and any related income or loss arising from their resolution have been included in the Corporate Items and Other segment beginning January 1, 2003.

     . Commercial Assets. This segment comprised operations to acquire sub-performing commercial loans at a discount, as well as operations to invest in and reposition under-performing real estate assets. No assets have been acquired since 2000; since that time, this business has consisted of the repositioning, management and resolution of the remaining non-core assets.

     . Affordable Housing. Includes our investments, primarily through limited partnerships, in qualified low-income rental housing for the purpose of obtaining Federal income tax credits pursuant to Section 42 of the Code. Except to complete those projects in which an investment had already been made, we ceased making investments in properties in 2000.

Corporate Items and Other
         This segment includes business activities that are individually insignificant (including BOK), interest income on cash and cash equivalents, interest expense on corporate assets, gains and losses from debt repurchases and general corporate expenses.

         We allocate interest income and expense to each business segment for the investment of funds raised or funding of investments made. We also make allocations of non-interest expense generated by corporate support services to each business segment.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

                                                             Net Interest
                                                                Income
                                                  Non-      (Expense) after       Non-       Pre-Tax
                                                Interest    Provisions for      Interest      Income        Total
                                                 Revenue      Loan Losses       Expense       (Loss)        Assets
                                              -----------   ---------------   -----------   -----------   -----------
At or for the year ended December 31, 2004
Core businesses:
    Residential Servicing..................   $   137,149   $       (19,638)  $   100,872   $    16,639   $   687,238
    Residential Origination Services.......        40,442            13,935        40,874        13,503        49,348
    Commercial Servicing...................        17,052               (12)       17,427          (386)       13,659
    Business Process Outsourcing...........         9,493               (24)        7,264         2,205         2,502
    Ocwen Recovery Group...................        13,803                --         9,888         3,916           541
                                              -----------   ---------------   -----------   -----------   -----------
                                                  217,939            (5,739)      176,325        35,877       753,288
                                              -----------   ---------------   -----------   -----------   -----------
Non-core businesses:
    Commercial Assets......................        (1,997)            1,313         4,324        (5,008)       24,149
    Affordable Housing.....................           230            (1,114)        2,372        (3,256)       36,715
                                              -----------   ---------------   -----------   -----------   -----------
                                                   (1,767)              199         6,696        (8,264)       60,864
                                              -----------   ---------------   -----------   -----------   -----------
Corporate Items and Other..................         6,855               733         9,961        (2,375)      513,341
                                              -----------   ---------------   -----------   -----------   -----------
                                              $   223,027   $        (4,807)  $   192,982   $    25,238   $ 1,327,493
                                              ===========   ===============   ===========   ===========   ===========
At or for the year ended December 31, 2003
Core businesses:
    Residential Servicing..................   $   126,813   $       (20,892)  $    80,238   $    25,683   $   673,433
    Residential Origination Services.......        25,935            15,189        35,591         5,533        44,662
    Commercial Servicing...................         7,654               (52)       13,830        (6,228)        5,674
    Business Process Outsourcing...........         4,496                (5)        2,597         1,893         1,010
    Ocwen Recovery Group...................        12,140                --         6,840         5,300           323
                                              -----------   ---------------   -----------   -----------   -----------
                                                  177,038            (5,760)      139,096        32,181       725,102
                                              -----------   ---------------   -----------   -----------   -----------
Non-core businesses:
    Commercial Assets......................        (1,192)           (4,122)        4,085        (9,399)      133,015
    Affordable Housing.....................         1,595            (2,918)        3,565        (4,888)       48,974
                                              -----------   ---------------   -----------   -----------   -----------
                                                      403            (7,040)        7,650       (14,287)      181,989
                                              -----------   ---------------   -----------   -----------   -----------
Corporate Items and Other..................            56               890        10,755       (12,866)      333,027
                                              -----------   ---------------   -----------   -----------   -----------
                                              $   177,497   $       (11,910)  $   157,501   $     5,028   $ 1,240,118
                                              ===========   ===============   ===========   ===========   ===========
At or for the year ended December 31, 2002
Core businesses:
    Residential Servicing..................   $   124,299      $    (18,302)  $    86,336   $    19,660   $   512,450
    Residential Origination Services.......        23,006            11,786        24,709        10,084        44,847
    Commercial Servicing...................         6,153               (51)       11,994        (5,892)        5,813
    Business Process Outsourcing...........           206                --            88           118             6
    Ocwen Recovery Group...................        10,652               278         6,925         4,006           296
                                              -----------   ---------------   -----------   -----------   -----------
                                                  164,316            (6,289)      130,052        27,976       563,412
                                              -----------   ---------------   -----------   -----------   -----------
Non-core businesses:
    Residential Discount Loans.............        (2,354)            8,368         5,250           763        44,759
    Commercial Assets......................       (23,847)          (20,441)        5,458       (49,746)      196,250
    Affordable Housing.....................           864            (7,841)       24,544       (31,521)       62,093
                                              -----------   ---------------   -----------   -----------   -----------
                                                  (25,337)          (19,914)       35,252       (80,504)      303,102
                                              -----------   ---------------   -----------   -----------   -----------
Corporate Items and Other..................        (4,967)           (5,953)       12,322       (29,529)      355,728
                                              -----------   ---------------   -----------   -----------   -----------
                                              $   134,012      $    (32,156)  $   177,626   $   (82,057)  $ 1,222,242
                                              ===========   ===============   ===========   ===========   ===========

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

NOTE 27 COMMITMENTS AND CONTINGENCIES

         We lease certain premises under various non-cancelable operating leases with terms expiring at various times through 2012, exclusive of renewal option periods. Our annual aggregate minimum rental commitments under these leases are summarized as follows:

2005........................................................    $       3,631
2006........................................................            2,626
2007........................................................            2,043
2008........................................................            1,164
Thereafter..................................................            2,615
                                                                -------------
Minimum lease payments......................................    $      12,079
                                                                =============

         We converted rental commitments for our facilities outside the United States of America to U.S. dollars using exchange rates in effect at December 31, 2004. Rent expense for the years ended December 31, 2004, 2003 and 2002 was $2,725, $3,511 and $3,326, respectively.

         Through our investment in subordinated securities and subprime residuals, which had a fair value of $39,527 at December 31, 2004, we support senior classes of securities.

         Under the terms of the sales agreements entered into in connection with the sale of certain of our affordable housing properties, we have a commitment to fund cash deficits that may arise from the operations of those properties. The remaining term of these commitments ranges from two to five years. The obligation under these commitments was $4,813 as of December 31, 2004. Any operating deficits we fund are supported by a promissory note to be repaid to us from future cash flows of the property. In addition, we have provided to the purchasers of certain affordable housing properties guaranties against the possible recapture of future tax credits. We have never experienced a recapture of tax credits on any of the affordable housing properties in which we invested or sold. We have not recognized these guaranties as a liability because the probability of recapture is considered remote.

         OCN and certain of its affiliates, including the Bank, have been named as defendants in purported class action lawsuits brought in various federal and state courts challenging the Bank's mortgage servicing practices. On April 13, 2004 the United States Judicial Panel on Multi-District Litigation granted our petition to transfer and consolidate a number of the lawsuits into a single case to proceed in the United States District Court for the Northern District of Illinois under caption styled: In re Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604 (the "MDL Proceeding"). Additional similar lawsuits have been brought in other courts, some of which have been or may be transferred and consolidated in the MDL Proceeding.

         The MDL Proceeding currently includes the following actions in which OCN and/or the Bank are defendants:

 (1) Patricia Antoine, et al v. Ocwen Federal Bank FSB, et al., case No. C-03-5503 (N.D.Cal.)
 (2) Deborah Bush v. Ocwen Federal Bank FSB, et al., Case No. 7:04-cv-02827 (N.D.Ala.)
 (3) Carolyn P. Calhoun v. Ocwen Federal Bank FSB, et al., Case No. 4:04-cv-00293 (N.D.Miss.)
 (4) Ralph Carreon Jr., et al. v. Ocwen Federal Bank FSB, Case No. 5:03-5151 (Bankr. W.D.Tex.)
 (5) Stevie Cooper, et al. v. Ocwen Federal Bank FSB, et al., Case No. 1:04-cv-00639 (S.D.Ala.)
 (6) Mary Crosby v. Ocwen Federal Bank FSB, et al., Case No. 5:04-cv-02828 (N.D.Ala.)
 (7) Billy M. Dockery, et al. v. Ocwen Federal Bank FSB, et al., Case No. 7:04-cv-02830 (N.D.Ala.)
 (8) Thomas B. Doherty v. Ocwen Federal Bank FSB, et al., Case No. 04-cv-04880 (D.Minn.)
 (9) Unnatiben Gandabhai, et al. v. Ocwen Federal Bank FSB, et al., Case No. 3:04-2582 (N.D.Cal.)
(10) Lizzie Hannah, et al. v. Ocwen Federal Bank FSB, et al., Case No. 7:04-cv-02833 (N.D.Ala.)
(11) Kweku Hanson, et al v. Ocwen Federal Bank FSB, et al., Case No. 02-CV-860 (D.Conn.)
(12) William Hearn, et al v. Ocwen Federal Bank FSB, et al., Case No. C-04-0291 (E.D.Cal.)
(13) Stephanie Hunter, et al. v. Ocwen Federal Bank FSB, et al., Case No. 2:04-cv-02864 (N.D.Ala.)
(14) Lula M. Jackson, et al v. Ocwen Federal Bank FSB, et al., Case No. C-03-0743 (N.D.Cal.)
(15) Freddie Jones v. Ocwen Federal Bank FSB, et al., Case No. 4:04-cv-00294 (N.D.Miss.)
(16) Marion Long v. Ocwen Federal Bank FSB, et al., Case No. 7:04-cv-02852 (N.D.Ala.)
(17) Allie M. Maddox, et al v. Ocwen Federal Bank FSB, et al., Case No. CV-03-9515 (C.D.Cal.)
(18) Jeannette E. Martinez v. Ocwen Federal Savings Bank FSB, Case No. 1:04-296 (D.N.M.)

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

(19) Michele McAuliffe, et al. v. U.S. Bank, N.A. as Trustee., et al., Case No. 03-C-1103 (N.D. Ill.)
(20) George McDonald v. Ocwen Financial Corp., et al., Case No. 1:04-03673 (N.D.Cal.)
(21)     Al McZeal v. Ocwen Federal Bank FSB, et al., Case No. 4:04-1576
         (S.D.Tex.)
(22) Delores B. Moore v. Ocwen Federal Bank FSB, et al., Case No. 2:04-2612 (E.D. Pa.)
(23) Timothy Napier, et al. v. Ocwen Federal Bank FSB, et al., Case No. 2:03-174 (E.D.Wash.)
(24) William A. Soto, et al v. Ocwen Federal Bank FSB, et al., Case No. 02-C-6818 (N.D.Ill.).
(25) Geneva Spires, et al v. Ocwen Financial Services, Inc., et al., Case No. C-03-5600 (N.D.Cal.)
(26) Maggie Williams, et al. v. Ocwen Federal Bank FSB, et al., Case No. 4:04-cv-02869 (N.D.Ala.)
(27) Thomas Wright, et al. v. Ocwen Federal Bank FSB, et al., Case No. 1:04-cv-00638 (S.D.Ala.)

         On August 23, 2004, plaintiffs filed a Consolidated Complaint, setting forth claims contained in lawsuits consolidated in the MDL Proceeding. Those claims variously involve alleged violations of federal statutes, including the Real Estate Settlement Procedures Act and Fair Debt Collection Practices Act, and state deceptive trade practices statutes, and assert common law claims. The claims are based on various allegations of improper servicing practices, including (i) charging borrowers allegedly improper or unnecessary fees such as breach letter fees, hazard insurance premiums, foreclosure-related fees, late fees and property inspection fees; (ii) untimely posting and misapplication of borrower payments; and (iii) improperly treating borrowers as in default on their loans. While some of the individual lawsuits had set forth specific damage allegations (e.g., the Gandabhai complaint (item 9 above) claimed actual damages of $61; the Hanson complaint (item 11 above) claimed actual damages of $150,000 and punitive and exemplary damages of $1,500,000; the various Alabama and Mississippi cases generally alleged damages less than $75 (items 2, 3, 5, 6, 7, 10, 13, 15, 16, 26 and 27 above)), the Consolidated Complaint in the MDL Proceeding does not set forth any specific amounts of claimed damages. The absence of any specification of damages in the Consolidated Complaint does not, however, preclude plaintiffs in the MDL Proceeding from requesting leave from the court to amend the Consolidated Complaint or from otherwise seeking damages should the matter proceed to trial.

         On September 30, 2004, the Ocwen defendants filed various motions to dismiss, for summary judgment, to strike class allegations and to stay discovery. Briefing on these motions has recently closed. Discovery in the MDL Proceeding has been stayed pending resolution of the motions. No motion for class certification has been submitted by plaintiffs, and the Court has not indicated when any such motion would be permitted to be filed.

         We cannot currently determine the ultimate outcome of the MDL Proceeding or the other matters described above and have not established a reserve in respect thereof. We believe the allegations in the MDL Proceeding and the other matters described above are without merit and will continue to vigorously defend against them.

         On November 3, 2004, the trial judge in litigation brought by Cartel Asset Management, Inc. ("Cartel") against OCN, the Bank and OTX in federal court in Denver, Colorado entered final judgment in the amount of $520 against OTX and nominal damages of two dollars against the Bank. No damages were entered against OCN. By the November 3, 2004 order, the judge reduced a prior jury verdict in the amount of $9,320 after trial on this matter involving allegations of misappropriation of trade secrets and contract-related claims brought by a former vendor. The litigation does not relate to our core Residential Servicing business practices. Notwithstanding the nominal damage award against the Bank, it was assessed a statutory award to Cartel of attorneys' fees in an additional amount of $170, and the Bank and OTX were further assessed costs in the amount of $9. Cartel and defendants are pursuing cross-appeals in the United States Court of Appeals for the Tenth Circuit. A reserve of $1,000 had been established for this matter. We intend to continue to vigorously defend this matter.

         On February 8, 2005, a jury in Circuit Court for Palm Beach County, Florida returned verdicts of $1,000 and $1,056 in compensatory damages in favor of two former employees of the Bank in a lawsuit against OCN and the Bank. The jury rejected plaintiffs' request for punitive damages. The plaintiffs brought claims under the Florida Civil Rights Act, the Florida Whistleblower Act and state tort law, arising out of an alleged invasion of privacy and related incidents allegedly committed by other former employees of the Bank in 1998 for which plaintiffs sought to hold the Ocwen defendants vicariously liable. We believe the verdicts, which have not yet been reduced to final judgments, are against the weight of evidence and contrary to law. Defendants have filed motions for a new trial and/or remittitur and, if necessary, will take an appeal to the Florida Court of Appeals for the Fourth District. We intend to continue to vigorously defend this matter.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

         On February 28, 2005, a jury in County Court for Nueces County, Texas, returned a verdict of $140 in compensatory and statutory damages in favor of two borrowers whose mortgage loan was serviced by the Bank in a lawsuit arising out of a disputed foreclosure. The jury rejected plaintiffs' request for punitive damages. The verdict included $2,900 for plaintiffs' attorneys' fees, an amount, which we believe is unsupported by the evidence and impermissibly excessive under the controlling legal authorities. The verdict has not yet been reduced to a final judgment. We are pursuing post-trial motions seeking to set aside or substantially reduce the attorneys' fees award and, if necessary, will take an appeal on that issue and perhaps other issues to the Texas Court of Appeals for the Thirteenth Judicial District. We intend to continue to vigorously defend this matter.

         The verdicts in the Florida and Texas cases have not yet been reduced to a final judgment, a process that requires the trial judge to, among other things, review and rule upon post-trial motions before entering final judgment. It is possible for jury verdicts to be reduced during this period, as we recently experienced in the Cartel litigation. In light of the above-referenced developments in the Florida and Texas matters, we have established a reserve of $3,000 in 2004.

         On March 9, 2005, the Bank was served with a complaint filed in Superior Court for Los Angeles County, California, by Banco Popular North America, successor by merger to Quaker City Bank ("Banco Popular"), which claims to be a holder of residual interest in two mortgage loan trusts for which the Bank provides loan servicing. In this lawsuit, Banco Popular challenges the Bank's fee charges for recoveries on charged-off loans. The complaint variously alleges breach of contract, conversion, breach of fiduciary duty and fraud, and seeks declaratory and equitable relief, along with claimed compensatory damages in excess of $3,000 and punitive damages in an unspecified amount. We believe the allegations are without merit and will vigorously defend this matter.

         OCN and the Bank are also subject to various other pending legal proceedings. In our opinion, the resolution of these proceedings will not have a material effect on our financial condition, results of operations or cash flows.

         We continuously monitor the status of our litigation, including advice from external legal counsel, and perform periodic assessments of our litigation for potential accrual of litigation reserves and disclosure. We accrue a litigation reserve when it is probable that a liability had been incurred and the amount of loss can be reasonably estimated.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

NOTE 28 PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION OF OCWEN FINANCIAL CORPORATION

                                                                                  December 31,
                                                                          -------------------------------
                                                                              2004              2003
                                                                          -------------     -------------
Assets
Cash and cash equivalents.............................................    $     104,027     $          22
Cash held at bank subsidiary - OFB....................................            1,272            19,708
Cash held at bank subsidiary - BOK....................................              627                --
Investments in subsidiaries
    Bank subsidiary - OFB.............................................          207,491           178,838
    Bank subsidiary - BOK.............................................           12,124                --
    Non-bank subsidiaries.............................................          377,656           374,876
Advance due from bank subsidiary - OFB................................           13,578             3,345
Loan, net.............................................................               --             7,134
Match funded assets...................................................          175,679                --
Investment in Capital Securities issued by OCT........................           68,751            68,751
Mortgage servicing rights.............................................           34,365            58,033
Income taxes receivable...............................................           57,610            21,217
Receivables and other assets..........................................           19,914             6,867
                                                                          -------------     -------------
                                                                          $   1,073,094     $     738,791
                                                                          =============     =============
Liabilities and Stockholders' Equity
Match funded liabilities..............................................    $     149,341     $          --
Secured borrowings....................................................           11,458             5,567
Debt securities (3.25% Convertible Notes).............................          175,000                --
Notes and debentures payable to non-bank subsidiaries.................          131,251           131,251
Accrued interest payable to non-bank subsidiaries.....................            8,921             8,562
Advance due to non-bank subsidiaries..................................          243,530           244,614
Deferred tax liability................................................            8,569            20,645
Other liabilities.....................................................           14,916            10,894
                                                                          -------------     -------------
    Total liabilities.................................................          742,986           421,533
Stockholders' equity..................................................          330,108           317,258
                                                                          -------------     -------------
                                                                          $   1,073,094     $     738,791
                                                                          =============     =============

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

CONDENSED STATEMENTS OF OPERATIONS OF OCWEN FINANCIAL CORPORATION

                                                                                   For the Years Ended December 31,
                                                                           ------------------------------------------------
                                                                               2004             2003              2002
                                                                           -------------    -------------     -------------
Servicing and related fees (1)..........................................   $       6,062    $      28,760     $       7,392
                                                                           -------------    -------------     -------------
Non-interest revenue....................................................           8,034            3,333             2,528
                                                                           -------------    -------------     -------------
Interest income.........................................................           2,110              782               555
Interest income from subsidiaries
    Bank subsidiary - OFB...............................................             263               87               222
    Non-bank subsidiaries...............................................           7,485            7,486             7,307
Interest expense........................................................           4,097            4,263             9,937
Interest expense - non bank subsidiaries................................          14,531           14,372            14,372
                                                                           -------------    -------------     -------------
    Net interest expense before provision for loan losses...............          (8,770)         (10,280)          (16,225)
Provision for loan losses...............................................            (887)            (125)            1,144
                                                                           -------------    -------------     -------------
    Net interest expense after provision for loan losses................          (7,883)         (10,155)          (17,369)
                                                                           -------------    -------------     -------------
        Total revenue...................................................           6,213           21,938            (7,449)
                                                                           -------------    -------------     -------------
Non-interest expense - non bank subsidiaries............................           3,754            1,625                96
Non-interest expense....................................................          11,585           19,525             3,636
Servicing fee expense - bank subsidiary - OFB...........................          14,224           21,392            10,772
                                                                           -------------    -------------     -------------
    Income (loss) before income taxes...................................         (23,350)         (20,604)          (21,953)
Income tax expense (benefit)............................................         (50,704)               3            (1,658)
                                                                           -------------    -------------     -------------
    Income (loss) before equity in net income (losses) of subsidiaries..          27,354          (20,607)          (20,295)
Equity in net income (losses) of subsidiaries
    Bank subsidiary - OFB...............................................          28,652           20,366           (40,341)
    Bank subsidiary - BOK...............................................            (157)              --                --
    Non-bank subsidiaries...............................................           1,875            5,013            (8,139)
                                                                           -------------    -------------     -------------
Net income (loss).......................................................   $      57,724    $       4,772     $     (68,775)
                                                                           =============    =============     =============

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

CONDENSED STATEMENTS OF CASH FLOWS OF OCWEN FINANCIAL CORPORATION

                                                                                     For the Years Ended December 31,
                                                                              ------------------------------------------------
                                                                                  2004             2003              2002
                                                                              -------------     -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).........................................................    $      57,724     $       4,772    $     (68,775)
Adjustments to reconcile net income to net cash (used) provided by operating activities
    Equity in (income) loss of Bank subsidiary - OFB......................          (28,652)          (20,366)          40,341
    Equity in (income) loss of Bank subsidiary - BOK......................              157                --               --
    Equity in (income) loss of non-bank subsidiary........................           (1,875)           (5,013)           8,139
    Equity in loss (income) of unconsolidated entity, net.................               --               (38)            (142)
    Amortization of mortgage servicing rights.............................           32,991            35,889            9,125
    Impairment charges on mortgage servicing rights.......................            6,623               387               --
    Provision for loan losses.............................................             (887)             (125)           1,144
    (Increase) decrease in match funded advances on loans serviced for
        others............................................................         (175,679)               --               --
    (Increase) decrease in income taxes receivable........................          (36,394)             (321)          (4,046)
    (Increase) decrease in receivables....................................           (4,619)               --               --
    (Increase) decrease in other assets...................................          (10,140)           (3,346)           3,297
    Increase (decrease) in deferred tax liability.........................          (12,076)              451            3,945
    (Decrease) increase in accrued expenses and other liabilities.........            5,399             2,501             (578)
    Other.................................................................            2,794                --               --
                                                                              -------------     -------------    -------------
    Net cash provided (used) by operating activities......................         (164,634)           14,791           (7,550)
                                                                              -------------     -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Investments in and advances to subsidiaries...........................          (13,797)           65,443          111,016
    Purchase of mortgage servicing rights.................................          (15,946)          (29,196)         (74,121)
    Origination of loans..................................................               --                --           (9,153)
    Principal payments received on loans..................................            8,153             1,000               --
    Proceeds from sale of real estate.....................................               --                --            1,797
    Acquisition of subsidiaries...........................................          (10,680)               --               --
                                                                              -------------     -------------    -------------
    Net cash provided (used) by investing activities......................          (32,270)           37,247           29,539
                                                                              -------------     -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from (repayment of) match funded agreements, net.............          149,341                --               --
    Proceeds (repayments) of lines of credit and other secured
        borrowings, net...................................................            5,891             1,332            4,235
    Issue (repayment) of debt securities, net.............................          175,000           (43,475)         (43,550)
    Exercise of common stock options......................................            2,317             1,334              103
    Repurchase of common stock............................................          (49,449)           (2,262)              --
                                                                              -------------     -------------    -------------
Net cash provided (used) by financing activities..........................          283,100           (43,071)         (39,212)
                                                                              -------------     -------------    -------------
Net increase (decrease) in cash and cash equivalents......................           86,196             8,967          (17,223)
Cash and cash equivalents at beginning of year............................           19,730            10,763           27,986
                                                                              -------------     -------------    -------------
Cash and cash equivalents at end of year..................................    $     105,926     $      19,730    $      10,763
                                                                              =============     =============    =============

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                        DECEMBER 31, 2004, 2003 AND 2002
                    (Dollars in thousands, except share data)

NOTE 29 QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                                                  Quarters Ended
                                                         ------------------------------------------------------------------
                                                         December 31,      September 30,      June 30,          March 31,
                                                             2004              2004             2004              2004
                                                         -------------     -------------    -------------     -------------
Revenue .............................................    $      52,874     $      51,556    $      57,568     $      56,222
Non-interest expense.................................           50,966            44,078           48,468            49,470
                                                         -------------     -------------    -------------     -------------
Income (loss) before minority interest and income
  taxes..............................................            1,908             7,478            9,100             6,752
Minority interest in net income (loss) of
  subsidiaries.......................................             (112)               18              (47)              (21)
Income tax expense (benefit).........................             (544)          (31,845)              55                11
                                                         -------------     -------------    -------------     -------------
Net income (loss)....................................    $       2,565     $      39,305    $       9,092     $       6,762
                                                         =============     =============    =============     =============
Earnings (loss) per share
    Basic............................................    $        0.04     $        0.61    $        0.13     $        0.10
    Diluted (1)......................................    $        0.04     $        0.53    $        0.13     $        0.10

                                                                                  Quarters Ended
                                                         ------------------------------------------------------------------
                                                         December 31,      September 30,       June 30,          March 31,
                                                             2003              2003              2003              2003
                                                         -------------     -------------    -------------     -------------
Revenue .............................................    $      46,019     $      39,675    $      40,245     $      39,648
Non-interest expense.................................           41,619            35,026           34,335            46,521
Distributions on Capital Securities..................               --                --            1,529             1,529
                                                         -------------     -------------    -------------     -------------
Income (loss) before minority interest and income
  taxes .............................................            4,400             4,649            4,381            (8,402)
Minority interest in net income (loss) of
  subsidiaries.......................................             (184)               28              (73)             (263)
Income tax expense (benefit).........................              130                 6              305               307
                                                         -------------     -------------    -------------     -------------
Net income (loss)....................................    $       4,454     $       4,615    $       4,149     $      (8,446)
                                                         =============     =============    =============     =============
Earnings (loss) per share
    Basic............................................    $        0.07     $        0.07    $        0.06     $       (0.13)
    Diluted..........................................    $        0.07     $        0.07    $        0.06     $       (0.13)

The third quarter diluted EPS has been restated from $0.60 to include the dilutive effect of the Contingent Convertible Notes issued during that quarter. This restatement is the result of a retroactive application of EITF 04-08, which became effective December 15, 2004.